Exhibit 10.2

EXECUTION VERSION

U.S. $1,250,000,000
FIVE-YEAR CREDIT AGREEMENT
Dated as of April 10, 2023
among
ARIZONA PUBLIC SERVICE COMPANY,
as Borrower,

THE LENDERS PARTY HERETO,

BARCLAYS BANK PLC,
as Agent and Issuing Bank,

MIZUHO BANK, LTD.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

BARCLAYS BANK PLC
and
MIZUHO BANK, LTD.,
as Co-Sustainability Structuring Agents,

MIZUHO BANK, LTD.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A.,
MUFG BANK, LTD.,
PNC BANK, NATIONAL ASSOCIATION
and
TRUIST BANK,
as Issuing Banks,

and

BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A.,
MUFG BANK, LTD.,
PNC BANK, NATIONAL ASSOCIATION
and
TRUIST BANK,
as Co-Documentation Agents

BARCLAYS BANK PLC,
MIZUHO BANK, LTD.,
WELLS FARGO SECURITIES, LLC
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
MUFG BANK, LTD.,
PNC CAPITAL MARKETS LLC
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Book Runners

i

Schedules

ii

Schedule 1.01(a) Commitments and Ratable Shares
Schedule 1.01(b) Sustainability Table
Schedule 4.01(j) Subsidiaries
Schedule 4.01(k) Existing Indebtedness
Schedule 8.02 Certain Address for Notices

Exhibits

Exhibit A Form of Note
Exhibit B Form of Notice of Borrowing
Exhibit C Form of Assignment and Assumption
Exhibit D Form of Pricing Certificate

iii

FIVE-YEAR CREDIT AGREEMENT

Dated as of April 10, 2023

ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) and initial issuing banks (the “Initial Issuing Banks”) listed on the signature pages hereof, the other Lenders (as hereinafter defined), BARCLAYS BANK PLC, as Agent for the Lenders (as hereinafter defined), MIZUHO BANK, LTD. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, BARCLAYS BANK PLC and MIZUHO BANK, LTD., as Co-Sustainability Structuring Agents and BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION and TRUIST BANK, as Co-Documentation Agents, agree as follows:
The Borrower has requested that the Lenders provide a revolving credit facility for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I

DEFINITIONS AND ACCOUNTING TERMS
Section 1.01Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“2022 Order” means Decision No. 78814, dated December 15, 2022, of the Arizona Corporation Commission.
“Additional Commitment Lender” has the meaning specified in Section 2.21(d).
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advance” means a Revolving Advance or a Swingline Advance.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” means any Lender, as reasonably determined by the Agent or if the Agent is the Affected Lender, by the Required Lenders, that (a) has failed to (i) fund all or any portion of any Revolving Advance within three (3) Business Days of the date such Revolving Advances were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, or (ii) pay to the Agent, any Issuing Bank, the Swingline Lender, if any, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit and funding obligations in respect of Swingline Advances) within three (3) Business Days of the date when due, (b) has notified the Borrower, the Agent, any Issuing Bank or any Lender in writing of its intention not to fund any Revolving Advance or any of its other funding obligations under this Agreement, (c) has failed, within three Business Days after written request by the Agent, or if the Agent is the Affected Lender, by the Required Lenders, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Advances and other funding obligations under this Agreement, (d) shall (or whose parent company shall) generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or shall have had any proceeding instituted by or against such Lender (or its parent company) seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian for, it or for any substantial part of its property) shall occur, or shall take (or whose parent company shall take) any corporate action to authorize any of the actions set forth above in this subsection (d) or (e) has become the subject of a Bail-In Action, provided that a Lender shall not be deemed to be an Affected Lender solely by virtue of the ownership or acquisition of any equity interest in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Agent” means Barclays in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Agent’s Account” means the account of the Agent designated on Schedule 8.02 under the heading “Agent’s Account” or such other account as the Agent may designate to the Lenders and the Borrower from time to time.
“Agent’s Office” means the Agent’s address and, as appropriate, the Agent’s Account, or such other address or account as the Agent may from time to time notify the Borrower and the Lenders.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance, such Lender’s Term SOFR Lending Office in the case of a Term SOFR Advance and such Lender’s Daily Simple SOFR Lending Office in the case of a Daily Simple SOFR Advance.

“Applicable Rate” means, from time to time, the following percentages per annum determined by reference to the Public Debt Rating as set forth below:

Public Debt Rating S&P/Moody’s	Term SOFR Advances and Daily Simple SOFR Advances	Base Rate Advances	Commitment Fee
Level 1 A+/A1 or above	0.875%	0.000%	0.075%
Level 2 A/A2	1.000%	0.000%	0.100%
Level 3 A-/A3	1.125%	0.125%	0.125%
Level 4 BBB+/Baa1	1.250%	0.250%	0.175%
Level 5 BBB/Baa2 or below	1.500%	0.500%	0.225%

It is hereby understood and agreed that the Applicable Rate shall be adjusted from time to time based upon the Sustainability Margin Adjustment (to be calculated and applied as set forth in Section 1.06); provided that in no event shall the Applicable Rate be less than zero.
“Applicable SOFR Adjustment” means, for any calculation with respect to a Term SOFR Advance or Daily Simple SOFR Advance, 0.10%.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
“Arrangers” means, collectively, Barclays, Mizuho Bank, Ltd., Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. (together with any affiliates it deems appropriate to provide the services contemplated herein), MUFG Bank, Ltd., PNC Capital Markets LLC and Truist Securities, Inc.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.
“Assuming Lender” has the meaning specified in Section 2.18(d).
“Assumption Agreement” has the meaning specified in Section 2.18(d)(ii).
“Authorized Officer” means the chairman of the board, chief executive officer, chief operating officer, chief financial officer, chief accounting officer, president, any vice president, treasurer, controller or any assistant treasurer of the Borrower.
“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.08(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Barclays” means Barclays Bank PLC.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of:
(a)    the Prime Rate;
(b)    the Federal Funds Rate plus 0.50%; and
(c)    an amount equal to (i) Term SOFR published on such date (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month (taking into account any “floor” under the definition of “Term SOFR”) plus (ii) 1%;
provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable; provided further that, if the Base Rate shall be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.
“Base Rate Advance” means a Revolving Advance that bears interest as provided in Section 2.07(a)(i).
“Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(c)(i).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(a)    with respect to Term SOFR Advances, Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a Benchmark Transition Event will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation in form and substance acceptable to the Agent in its discretion.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrower” has the meaning given to such term in the introductory paragraph hereof.
“Borrower Information” has the meaning specified in Section 8.08.
“Borrowing” means (a) a borrowing consisting of simultaneous Revolving Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a) or (b) Swingline Advances.
“Business Day” means any date that is not a Saturday, Sunday or any other day of the year on which commercial banks are required or authorized by Law to remain closed in New York City or Phoenix, Arizona; provided that, in addition to the foregoing, a Business Day shall be a day that is also a U.S. Government Securities Business Day (a) in relation to Daily Simple SOFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such Daily Simple SOFR Advance, or any other dealings of such Daily Simple SOFR Advance and (b) in relation to Term SOFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such Advances referencing Term SOFR or any other dealings of such Advances referencing Term SOFR.
“Capital Lease Obligations” means, subject to Section 1.03, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease or a finance lease on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Carbon Intensity” means, for any Reference Year, the measurement of total carbon emissions, measured in pounds, per megawatt hour of energy delivered by the Borrower to its customers, and determined on a basis consistent with the determination of the Carbon Intensity Target (Minimum) and Carbon Intensity Target (Maximum) as of the Effective Date, and both (i) as reported on the applicable Pricing Certificate pursuant to Section 1.06(f) and reflected in PWCC’s publicly-available Corporate Responsibility webpage (or similar publicly-available webpage) for such Reference Year and (ii) certified by the Sustainability Metric Verifier. For the avoidance of doubt, energy delivered by the Borrower to customers also includes energy efficiency (consisting of total kilowatt hour sales lost due to programs designed to help customers avoid using electricity) and distributed generation (consisting of total kilowatt hour sales lost to customer-installed electricity generation and storage technologies) as determined on a basis consistent with the determination of the Carbon Intensity Target (Minimum) and Carbon Intensity Target (Maximum) as of the Effective Date (the “Energy Efficiency and Distributed Generation Amounts”).
“Carbon Intensity Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates:
(a)with respect to SOFR Advances and Base Rate Advances:
(i)negative 0.025%, if the Carbon Intensity for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is less than or equal to the Carbon Intensity Target (Minimum) for such Reference Year;
(ii) 0.00%, if the Carbon Intensity for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than the Carbon Intensity Target (Minimum) for such Reference Year but less than the Carbon Intensity Target (Maximum) for such Reference Year; and
(iii)positive 0.025%, if (A) the Carbon Intensity for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than or equal to the Carbon Intensity Target (Maximum) for such Reference Year or (B) the Borrower shall fail to deliver a Pricing Certificate (or omit to report the Carbon Intensity on any Pricing Certificate) for such Reference Year on or prior to the last permitted date to receive such Pricing Certificate pursuant to Section 1.06(f);
(b)with respect to the Commitment Fee:
(i)negative 0.005%, if the Carbon Intensity for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is less than or equal to the Carbon Intensity Target (Minimum) for such Reference Year;
(ii)0.000%, if the Carbon Intensity for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than the Carbon Intensity Target (Minimum) for such Reference Year but less than the Carbon Intensity Target (Maximum) for such Reference Year; and
(iii)positive 0.005%, if (A) the Carbon Intensity for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than or equal to the Carbon Intensity Target (Maximum) for such Reference Year or (B) the Borrower shall fail to deliver a Pricing Certificate (or omit to report the Carbon Intensity on any Pricing Certificate) for such Reference Year on or prior to the last permitted date to receive such Pricing Certificate pursuant to Section 1.06(f).
“Carbon Intensity Target (Maximum)” means, with respect to any Reference Year, the Carbon Intensity Target (Maximum) for such Reference Year as set forth in the Sustainability Table.
“Carbon Intensity Target (Minimum)” means, with respect to any Reference Year, the Carbon Intensity Target (Minimum) for such Reference Year as set forth in the Sustainability Table.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any Law, (b) any change in any Law or in the administration, interpretation, application or implementation thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Commitment” means a Revolving Credit Commitment or a Letter of Credit Commitment.
“Commitment Date” has the meaning specified in Section 2.18(b).
“Commitment Fee” has the meaning specified in Section 2.04(a).
“Commitment Increase” has the meaning specified in Section 2.18(a).
“Conforming Changes” means, with respect to either the use or administration of any Term SOFR Advance or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.04(e) and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Consolidated Indebtedness” means, at any date, the Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a Consolidated basis as of such date; provided, however, that so long as the creditors of the VIE Lessor Trusts have no recourse to the assets of the Borrower, “Consolidated Indebtedness” shall not include any Indebtedness or other obligations of the VIE Lessor Trusts.
“Consolidated Net Worth” means, at any date, the sum as of such date of (a) the par value (or value stated on the books of the Borrower) of all classes of capital stock of the Borrower and its Subsidiaries, excluding the Borrower’s capital stock owned by the Borrower and/or its Subsidiaries, plus (or minus in the case of a surplus deficit) (b) the amount of the Consolidated surplus, whether capital or earned, of the Borrower, determined in accordance with GAAP as of the end of the most recent calendar month (excluding the effect on the Borrower’s accumulated other comprehensive income/loss of the ongoing application of Accounting Standards Codification Topic 815).
“Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which would be Consolidated with those of the Borrower on its Consolidated financial statements if such financial statements were prepared as of such date; provided that in no event will Consolidated Subsidiaries include the VIE Lessor Trusts.
“Controlled Affiliate” has the meaning specified in Section 4.01(n).

“Convert”, “Conversion”, “Converted” and “Converting” each refers to a conversion of Revolving Advances of one Type into Revolving Advances of the other Type pursuant to Section 2.08, Section 2.09 or Section 2.12.
“Credit Extension” means each of the following: (a) a Borrowing and (b) the issuance of a Letter of Credit.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) (i) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website plus (ii) the Applicable SOFR Adjustment and (b) the Floor. If by 5:00 pm on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Advance” means a Revolving Advance that bears interest at a rate based on Daily Simple SOFR.
“Daily Simple SOFR Lending Office” means, with respect to any Lender, the office of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Dollars” or “$” means dollars of the United States of America.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b)(iii) and Section 8.07(b)(v) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).
“Energy Efficiency and Distributed Generation Amounts” has the meaning set forth in the definition of Carbon Intensity.
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment and relating to any Environmental Law, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, natural resources or, to the extent relating to exposure to Hazardous Materials, human health or safety, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Events of Default” has the meaning specified in Section 6.01.
“Excluded Taxes” means, with respect to the Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the United States of America or the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or does business or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding Tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 2.14(e)(ii), (d) in the case of a Foreign Lender (other than as agreed to between any assignee and the Borrower pursuant to a request by the Borrower under Section 2.20), any United States of America withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Applicable Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 2.14(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.14(a)(i) or (ii) and (v) any United States withholding Tax imposed by FATCA.
“Executive Order” has the meaning specified in Section 4.01(p).
“Existing 2021-A Credit Agreement” means that certain $500,000,000 Five-Year Credit Agreement dated as of May 28, 2021 by and among the Borrower, the lenders from time to time parties thereto and the Agent.
“Existing 2021-B Credit Agreement” means that certain $500,000,000 Amended and Restated Five-Year Credit Agreement dated as of May 28, 2021 by and among the Borrower, the lenders from time to time parties thereto and the Agent.
“Existing Termination Date” has the meaning specified in Section 2.21(a).
“Extending Lender” has the meaning specified in Section 2.21(b).
“Extension Date” has the meaning specified in Section 2.21(a).
“FATCA” means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; provided further, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) each of the following letters to the Borrower dated March 8, 2023: (i) the letter from Barclays, Mizuho Bank, Ltd., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, (ii) the letter from Bank of America, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., PNC Bank, National Association, PNC Capital Markets LLC and Truist Securities, Inc., and (iii) the agent fee letter from Barclays, as Agent, each relating to certain fees payable by the Borrower to such parties in respect of the transactions contemplated by this Agreement and (b) any letter between the Borrower and any Issuing Bank other than an Initial Issuing Bank relating to certain fees payable to such Issuing Bank in its capacity as such, each as amended, modified, restated or supplemented from time to time.
“Floor” means a rate of interest equal to 0.0%.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an Issuing Bank or a Swingline Lender). For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Four Corners Acquisition” means the acquisition by the Borrower from Southern California Edison Company (“SCE”) of SCE’s interests in Units 4 and 5 of the Four Corners Power Plant near Farmington, New Mexico, pursuant to the Purchase and Sale Agreement, dated as of November 8, 2010, by and between SCE and the Borrower.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” has the meaning specified in Section 1.03.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Government Official” means (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Guarantee” means as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, agreements to keep well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract, commodity future or option contract, commodity forward contract or other similar agreement.
“Increase Date” has the meaning specified in Section 2.18(a).
“Increasing Lender” has the meaning specified in Section 2.18(b).
“Indebtedness” means as to any Person at any date (without duplication): (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person so long as such trade accounts payable are paid within 180 days (unless subject to a good faith dispute) of the date incurred; (c) all Indebtedness secured by a Lien on any asset of such Person, to the extent such Indebtedness has been assumed by, or is a recourse obligation of, such Person; (d) all Guarantees by such Person; (e) all Capital Lease Obligations of such Person; and (f) the amount of all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments in support of Indebtedness; provided that Indebtedness, in accordance with Section 1.03, shall exclude any obligation or liability arising from the application or interpretation of ASC Topic 840 or 842 or any related, similar or successor pronouncement, guideline, publication or rule, or which is otherwise excluded in accordance with Section 1.03.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Ineligible Institution” means (a) a natural person, (b) any Affected Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute an Affected Lender or a Subsidiary thereof, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
“Initial Issuing Banks” has the meaning given to such term in the introductory paragraph hereof.
“Initial Lenders” has the meaning given to such term in the introductory paragraph hereof.
“Interest Period” means, for each Term SOFR Advance comprising part of the same Borrowing, the period commencing on (i) the date such Term SOFR Advance is disbursed, (ii) the date of the Conversion of any Base Rate Advance into such Term SOFR Advance or (iii) the effective date of the most recent continuation of such Term SOFR Advance, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months, as the Borrower may, upon notice received by the Agent not later than 12:00 noon on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
(a)    the Borrower may not select any Interest Period that ends after the Termination Date;
(b)    Interest Periods commencing on the same date for Term SOFR Advances comprising part of the same Borrowing shall be of the same duration;
(c)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(d)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and
(e)    no tenor that has been removed from this definition pursuant to Section 2.08(c)(iv) shall be available.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means the Initial Issuing Banks or any other Lender approved by the Borrower that may agree to issue Letters of Credit pursuant to an Assignment and Assumption or other agreement in form satisfactory to the Borrower and the Agent, so long as such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank or Lender, as the case may be, shall have a Letter of Credit Commitment.
“KPI Metric Target” means each of the Carbon Intensity Target (Maximum), the Carbon Intensity Target (Minimum), the OSHA Incident Target (Maximum) and the OSHA Incident Target (Minimum).
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Ratable Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made nor refinanced as a Base Rate Advance.
“L/C Cash Deposit Account” means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.
“L/C Obligations” means, as at any date of determination, the aggregate Available Amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Related Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower or in favor of any Issuing Bank and relating to such Letter of Credit.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lender Notice Date” has the meaning specified in Section 2.21(a).
“Lenders” means the Initial Lenders, each Issuing Bank, the Swingline Lender, if any, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 and each Person that shall become a party hereto pursuant to Section 8.07.
“Letter of Credit” has the meaning specified in Section 2.01(b).
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any Issuing Bank.
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower from time to time in an aggregate amount equal to (a) for each of the Initial Issuing Banks, $30,000,000 and (b) for any other Issuing Bank, as separately agreed to by such Issuing Bank and the Borrower. The Letter of Credit Commitment is part of, and not in addition to, the Revolving Credit Commitments.
“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Termination Date.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest or preferential arrangement that has the practical effect of creating a security interest, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing.
“Loan Documents” mean this Agreement, each Note, each L/C Related Document and the Fee Letters.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations, business or property of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.
“Material Subsidiary” means, at any time, a Subsidiary of the Borrower which as of such time meets the definition of a “significant subsidiary” included as of the date hereof in Regulation S-X of the Securities and Exchange Commission or whose assets at such time exceed 10% of the assets of the Borrower and the Subsidiaries (on a consolidated basis).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Non-Extending Lender” has the meaning specified in Section 2.21(b).
“Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto.
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Revolving Advance, Swingline Advance or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue under any Loan Document after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.
“OSHA Incident Amount” means, for any Reference Year, the total number of injuries or illnesses, excluding COVID-19, that meet the general recording criteria, and are therefore “recordable” for such Reference Year in accordance with the recordkeeping and reporting rules of the United States Department of Labor – Occupational Safety and Health Administration Severe Injury Reports (or any replacement(s) thereof) pursuant to 29 C.F.R. §1904, and both (i) as reported on the applicable Pricing Certificate pursuant to Section 1.06(f) and reflected in PWCC’s publicly-available Corporate

Responsibility webpage (or similar publicly-available webpage) and (ii) certified by the Sustainability Metric Verifier; it being understood and agreed that on the date hereof PWCC applies the US-OSHA Recordkeeping rules (www.osha.gov/recordkeeping (as in effect on the date of this Agreement) to determine recordable injuries for PWCC and its Subsidiaries in the aggregate, and reported numbers include the performance of PWCC’s and its Subsidiaries’ employees and supervised contractors (e.g., agency temp workers and other workers under the direct supervision of PWCC or any of its Subsidiaries); provided that in the event that (i) the methodologies or other basis upon which such reporting shall change from the methodologies and basis for the determination of the OSHA Incident Target (Maximum) and OSHA Incident Target (Minimum) or (ii) OSHA shall cease to require the recording of the total number of injuries or illnesses, excluding COVID-19, that are “recordable” by PWCC, the OSHA Incident Amount shall be deemed to be equal to an amount that will result in no adjustment to the Applicable Rate for the applicable Reference Year; provided, further, that in the event that the combined number of employees and supervised contractors (e.g., agency temp workers and other workers under the direct supervision of PWCC or any of its Subsidiaries) of PWCC and its subsidiaries for any Reference Year increases or decreases by ten percent (10%) or more over the combined number of employees and supervised contractors of PWCC and its subsidiaries for the immediately preceding Reference Year, the OSHA Incident Amount shall be deemed to be equal to an amount that will result in no adjustment to the Applicable Rate for the applicable Reference Year and each Reference Year thereafter unless otherwise agreed in writing by the Borrower, the Agent and the Required Lenders.
“OSHA Incident Amount (Three-Year Average)” means, for any Reference Year, an amount equal to (a) the sum of (i) the OSHA Incident Amount for the immediately preceding two (2) fiscal years prior to such Reference Year plus (ii) the OSHA Incident Amount for such Reference Year divided by (b) three (3). For purposes of calculating the OSHA Incident Amount (Three-Year Average) for the Reference Years ending on December 31, 2022 and December 31, 2023, the OSHA Incident Amount for the fiscal years ending December 31, 2020 and December 31, 2021 shall be as set forth in the Sustainability Table.
“OSHA Incident Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates:
(a)with respect to SOFR Advances and Base Rate Advances:
(i)negative 0.025%, if the OSHA Incident Amount (Three-Year Average) for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is less than or equal to the OSHA Incident Target (Minimum) for such Reference Year;
(ii)0.00%, if the OSHA Incident Amount (Three-Year Average) for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than the OSHA Incident Target (Minimum) for such Reference Year but less than the OSHA Incident Target (Maximum) for such Reference Year; and
(iii)positive 0.025%, if (A) the OSHA Incident Amount (Three-Year Average) for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than or equal to the OSHA Incident Target (Maximum) for such Reference Year or (B) the Borrower shall fail to deliver a Pricing Certificate (or omit to report an OSHA Incident Amount (Three-Year Average) on any Pricing Certificate) for such Reference Year on or prior to the last permitted date to receive such Pricing Certificate pursuant to Section 1.06(f).
(b)with respect to the Commitment Fee:
(i)negative 0.005%, if the OSHA Incident Amount (Three-Year Average) for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is less than or equal to the OSHA Incident Target (Minimum) for such Reference Year;
(ii)0.000%, if the OSHA Incident Amount (Three-Year Average) for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than the OSHA Incident Target (Minimum) for such Reference Year but less than the OSHA Incident Target (Maximum) for such Reference Year; and
(iii)positive 0.005%, if (A) the OSHA Incident Amount (Three-Year Average) for the applicable Reference Year as set forth in the Pricing Certificate for such Reference Year is greater than or equal to the OSHA Incident Target (Maximum) for such Reference Year or (B) the Borrower shall fail to deliver a Pricing Certificate (or omit to report an OSHA Incident Amount (Three-Year Average) on any Pricing Certificate) for such Reference Year on or prior to the last permitted date to receive such Pricing Certificate pursuant to Section 1.06(f).
“OSHA Incident Target (Maximum)” means, with respect to any Reference Year, the OSHA Incident Target (Maximum) for such Reference Year as set forth in the Sustainability Table.
“OSHA Incident Target (Minimum)” means, with respect to any Reference Year, the OSHA Incident Target (Minimum) for such Reference Year as set forth in the Sustainability Table.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant” has the meaning specified in Section 8.07(d).
“Participant Register” has the meaning specified in Section 8.07(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“Payment” has the meaning specified in Section 7.11(a).
“Payment Notice” has the meaning specified in Section 7.11(b).
“Payment Recipient” has the meaning specified in Section 7.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Lien” of the Borrower or any Material Subsidiary means any of the following:
(i)Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been made;
(ii)Liens imposed by or arising by operation of law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business, including, without limitation, landlord’s liens arising under Arizona Law under leases entered into by the Borrower in the 1986 sale and leaseback transactions with respect to PVNGS

Unit 2 and securing the payment of rent under such leases, in each case, for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been made;
(iii)Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or other similar statutory obligations;
(iv)Liens to secure obligations on surety or appeal bonds;
(v)Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts, commodity accounts or securities accounts;
(vi)easements, restrictions, reservations, licenses, covenants, and other defects of title that are not, in the aggregate, materially adverse to the use of such property for the purpose for which it is used;
(vii)Liens securing claims against or other obligations of any Person other than the Borrower or any Subsidiary of the Borrower neither assumed nor guaranteed by the Borrower or any Subsidiary of the Borrower nor on which the Borrower or any Subsidiary of the Borrower customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower or any Subsidiary of the Borrower for use in the operation of the business of the Borrower or any Subsidiary of the Borrower, including, without limitation, for the generation, transmission or distribution of electric energy, transportation, telephonic, telegraphic, radio, wireless or other electronic communication or any other purpose;
(viii)rights reserved to or vested in and Liens on assets arising out of obligations or duties to any municipality or public authority with respect to any right, power, franchise, grant, license or permit, or by any provision of Law;
(ix)rights reserved to or vested in others to take or receive any part of the power pursuant to firm power commitment contracts, purchased power contracts, tolling agreements and similar agreements, coal, gas, oil or other minerals, timber or other products generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Borrower;
(x)rights reserved to or vested in any municipality or public authority to control or regulate any property of the Borrower, or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Borrower;
(xi)security interests granted in favor of the lessors in the Borrower’s Decommissioning Trust Agreement (PVNGS Unit 2) dated as of January 31, 1992 (such agreement, as amended or otherwise modified from time to time, being the “Unit 2 Trust Agreement”) entered into in connection with the PVNGS Unit 2 sale leaseback transaction to secure the Borrower’s obligations in respect of the decommissioning of PVNGS Unit 2 or related facilities;
(xii)Liens that may exist with respect to the Unit 2 Trust Agreement (other than as described in paragraph (xi) above) or with respect to either of the Borrower’s Decommissioning Trust Agreement (PVNGS Unit 1) or Decommissioning Trust Agreement (PVNGS Unit 3), each dated as of July 1, 1991, as amended or otherwise modified from time to time, relating to the Borrower’s obligation to set aside funds for the decommissioning and retirement from service of such Units;
(xiii)pledges of pollution control bonds and related rights to secure the Borrower’s reimbursement obligations in respect of letters of credit, bond insurance, and other credit or liquidity enhancements supporting pollution control bond transactions, provided that such pollution control bonds are not secured by any other assets of the Borrower or any Material Subsidiary;
(xiv)rights and interests of Persons other than the Borrower or any Material Subsidiary (including, without limitation, acquisition rights), related obligations of the Borrower or any Material Subsidiary and restrictions on it or its property arising out of contracts, agreements and other instruments to which the Borrower or any Material Subsidiary is a party that relate to the common ownership or joint use of property or other use of property for the benefit of one or more third parties or that allow a third party to purchase property of the Borrower or any Material Subsidiary and all Liens on the interests of Persons other than the Borrower or any Material Subsidiary in such property;
(xv)transfers of operational or other control of facilities to a regional transmission organization or other similar body and Liens on such facilities to cover expenses, fees and other costs of such an organization or body;
(xvi)Liens established on specified bank accounts of the Borrower to secure the Borrower’s reimbursement obligations in respect of letters of credit supporting commercial paper issued by the Borrower and similar arrangements for collateral security with respect to refinancings or replacements of the same;
(xvii)rights of transmission users or any regional transmission organizations or similar entities in transmission facilities;
(xviii)Liens on property of the Borrower sold in a transaction permitted by Section 5.02(a) to another Person pursuant to a conditional sales agreement where the Borrower retains title;
(xix)Liens created under this Agreement;
(xx)Liens on cash or cash equivalents not to exceed $200,000,000 (A) deposited in margin accounts with or on behalf of futures contract brokers or paid over to other contract counterparties or (B) pledged or deposited as collateral to a contract counterparty to secure obligations with respect to (1) contracts (other than for Indebtedness) for commercial and trading activities in the ordinary course of business for the purchase, transmission, distribution, sale, storage, lease or hedge of any energy or energy related commodity or (2) Hedge Agreements;
(xxi)Liens granted on cash or cash equivalents to defease Indebtedness of the Borrower or any of its Subsidiaries;
(xxii)Liens granted on cash or cash equivalents constituting proceeds from any sale or disposition of assets that is not prohibited by Section 5.02(c) deposited in escrow accounts or otherwise withheld or set aside to secure obligations of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price or any similar obligations, in each case, in an amount not to exceed the amount of gross proceeds received by the Borrower or any Subsidiary in connection with such sale or disposition;
(xxiii)Liens, deposits and similar arrangements to secure the performance of bids, tenders or contracts (other than contracts for borrowed money), public or statutory obligations, performance bonds and other obligations of a like nature incurred in the ordinary course of business by the Borrower or any of its Subsidiaries;
(xxiv)rights of lessees arising under leases entered into by the Borrower or any of its Subsidiaries as lessor, in the ordinary course of business;
(xxv)any Liens on or reservations with respect to governmental and other licenses, permits, franchises, consents and allowances;

(xxvi)Liens on property which is the subject of a Capital Lease Obligation designating the Borrower or any of its Subsidiaries as lessee and all right, title and interest of the Borrower or any of its Subsidiaries in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as a security;
(xxvii)licenses of intellectual property entered into in the ordinary course of business;
(xxviii) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(xxix) deposits or funds established for the removal from service of operating facilities and coal mines and related facilities or other similar facilities used in connection therewith; and
(xxx)Liens on cash deposits used to secure letters of credit under defaulting lender provisions in credit or reimbursement facilities;
provided, however, that no Lien in favor of the PBGC shall, in any event, be a Permitted Lien.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pricing Certificate” means a certificate substantially in the form of Exhibit D executed by an officer of the Borrower (a) setting forth in reasonable detail the calculation of Carbon Intensity (including the Energy Efficiency and Distributed Generation Amounts), the OSHA Incident Amount and the Sustainability Margin Adjustment, in each case, for the Reference Year covered thereby, (b) confirming the website for the concurrent public reporting of such information on PWCC’s publicly-available Corporate Responsibility webpage (or similar publicly-available webpage) for such Reference Year and (c) attaching a true and complete report of the Sustainability Metric Verifier, which report (i) measures, verifies, calculates and certifies each KPI Metric Target set forth in the Pricing Certificate for the applicable Reference Year and (ii) confirms that the Sustainability Metric Verifier is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with then generally accepted industry standards.
“Pricing Certificate Inaccuracy” has the meaning specified in Section 1.06(d).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Board (as determined by the Agent).
“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (b) that is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or (f) who is owned or controlled by a Person listed above in clause (c) or (e).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Rate shall be determined by reference to the available rating; (b) except as set forth in the proviso at the end of this definition, if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Rate will be set in accordance with Level 5 under the definition of “Applicable Rate”; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Rate shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; and (d) if any rating established by S&P or Moody’s shall be changed (other than as a result of a change in the basis on which ratings are established), such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; provided that if the Public Debt Rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the definition of “Applicable Rate” to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate will be set in accordance with the level most recently in effect under the definition of “Applicable Rate” prior to such change or cessation.
“PVNGS” means the Palo Verde Nuclear Generating Station.
“PWCC” means Pinnacle West Capital Corporation, an Arizona corporation.
“Ratable Share” of any amount means, with respect to any Lender at any time but subject to the provisions of Section 2.19, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination).
“Reference Year” means, with respect to any Pricing Certificate, the fiscal year ending immediately prior to the date of such Pricing Certificate.
“Register” has the meaning specified in Section 8.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived under the final regulations issued under Section 4043, as in effect as of the date of this Agreement (the “Section 4043 Regulations”). Any changes made to the Section 4043 Regulations that become effective after the Effective Date shall have no impact on the definition of Reportable Event as used herein unless otherwise amended by the Borrower and the Required Lenders.
“Required Lenders” means, at any time, but subject to Section 2.19, Lenders holding in the aggregate more than 50% of (a) the Revolving Credit Commitments or (b) if the Revolving Credit Commitments have been terminated, the Total Outstandings.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Advance” means an advance by a Lender to the Borrower as part of a Borrowing, including a Base Rate Advance made pursuant to Section 2.03(c), but excluding any L/C Advance made as part of an L/C Borrowing and any Swingline Advance, and refers to a Base Rate Advance or a SOFR Advance (each of which shall be a Type of Revolving Advance).
“Revolving Credit Commitment” means, as to any Lender, its obligation to (a) make Revolving Advances to the Borrower pursuant to Section 2.01 and Section 2.03(c), (b) purchase participations in L/C Obligations and (c) make Revolving Advances pursuant to Section 2.03A(c) for the purpose of repaying Swingline Advances, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(a) under the column “Revolving Credit Commitment” or if such Lender has become a Lender hereunder pursuant to an Assumption Agreement or if such Lender has entered into any Assignment and Assumption, the amount set forth for such Lender in the Register, in each case as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.
“Sale Leaseback Obligation Bonds” means any bonds issued by or on behalf of the Borrower in connection with a sale/leaseback transaction and any refinancing or refunding of such obligations.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“SEC Reports” means the Borrower’s Form 10-K Report for the year ended December 31, 2022.
“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Advance” means a Revolving Advance that bears interest at a rate based on Daily Simple SOFR or Term SOFR (other than a Base Rate Advance bearing interest at a rate based on Term SOFR).
“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“Subsequent Order” means any decision, order or ruling of the Arizona Corporation Commission issued after the Effective Date relating to the incurrence or maintenance of Indebtedness by the Borrower and that amends, supersedes or otherwise modifies the 2022 Order or any successor decision, order or ruling.
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting Stock, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided that in no event will Subsidiaries include the VIE Lessor Trusts.
“Sustainability Margin Adjustment” means with respect to any Pricing Certificate for any period between Sustainability Pricing Adjustment Dates, an amount (whether negative, zero or positive), expressed as a percentage, equal to:
(a)with respect to SOFR Advances and Base Rate Advances, the sum of (i) the Carbon Intensity Applicable Rate Adjustment Amount and (ii) the OSHA Incident Applicable Rate Adjustment Amount, in each case for SOFR Advances and Base Rate Advances; and
(b)with respect to the Commitment Fee, the sum of (i) the Carbon Intensity Applicable Rate Adjustment Amount and (ii) the OSHA Incident Applicable Rate Adjustment Amount, in each case for the Commitment Fee.
“Sustainability Metric Verifier” means any sustainability metric verifier as designated from time to time by the Borrower; provided that any such Sustainability Metric Verifier (a) shall be (i) a qualified external reviewer (other than an Affiliate of the Borrower but including the Borrower’s external medical review officer), with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing or (ii) another firm designated by the Borrower and approved by the Agent and the Required Lenders, and (b) shall apply standards and methodology that are the same as or substantially consistent with the audit, OSHA and recognized standards and methodologies used by the applicable Sustainability Metric Verifiers in connection with the Borrower’s calculations of Carbon Intensity (including the Energy Efficiency and Distributed Generation Amounts) and the OSHA Incident Amounts for the 2021 Reference Year, except for any changes to such standards and/or methodology that (x) are consistent with then generally accepted industry standards or (y) if not so consistent, are proposed by the Borrower and approved by the Agent and the Required Lenders.
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 1.06(a).
“Sustainability-Related Information” has the meaning specified in Section 4.01(u).
“Sustainability Table” means the Sustainability Table set forth on Schedule 1.01(b).
“Swingline Advance” means an advance made by the Swingline Lender, if any, to the Borrower pursuant to Section 2.03A.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Advances outstanding at such time. The Swingline Exposure of any Lender shall be its Ratable Share of the total Swingline Exposure at such time.
“Swingline Lender” means, upon notice to the Agent by such Lender and the Borrower, any Lender approved by the Borrower and the Agent from time to time that may agree to fund Swingline Advances.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a) April 10, 2028, subject to extension (in the case of, and solely with respect to, each Lender consenting thereto) as provided in Section 2.21 in which case one or more different Termination Dates may exist which shall relate to individual Lender Commitments and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.01.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Advance” means a Revolving Advance that bears interest at a rate based on Term SOFR (other than a Base Rate Advance bearing interest at a rate based on Term SOFR).
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Lending Office” means, with respect to any Lender, the office of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.
“Term SOFR Reference Rate” means the rate per annum determined by the Agent as the forward-looking term rate based on SOFR.
“Total Outstandings” means the sum of (a) the aggregate principal amount of all Revolving Advances plus (b) all L/C Obligations outstanding plus (c) the aggregate Swingline Exposure.
“Type” means a Base Rate Advance, a Term SOFR Advance or a Daily Simple SOFR Advance.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unissued Letter of Credit Commitment” means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.
“Unused Commitment” means, with respect to each Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Advances made by such Lender (in its capacity as a Lender) and outstanding at such time and (ii) such Lender’s Ratable Share of the aggregate L/C Obligations and, other than for the purposes of calculation of the Commitment Fees, such Lender’s Ratable Share of the aggregate Swingline Exposure outstanding at such time.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“VIE Lessor Trusts” means the three (3) separate variable-interest entity lessor trusts that purchased from, and leased back to, the Borrower certain interests in the PVNGS Unit 2 and related common facilities, as described in Note 17 of Combined Notes to Consolidated Financial Statements in the Borrower’s Form 10-K Report for the year ended December 31, 2022.
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03Accounting Terms. Unless otherwise specified herein, and subject to the provision below, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited Consolidated financial statements of the Borrower delivered to the Agent (“GAAP”). If at any time any change in GAAP or in the interpretation thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the interpretation thereof (subject to the approval of the Required Lenders); provided that, unless and until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the foregoing, (a) for purposes of all financial or covenant calculations made under this Agreement and for purposes of defining and calculating Capital Lease Obligations, Indebtedness and Consolidated Indebtedness hereunder for such purposes, all leases or other agreements of any Person deemed to be a lease or other obligation under GAAP (as in effect from time to time) (whether such lease or other agreement is existing as of the date hereof or hereafter entered into) that would not be characterized as (i) a Capital Lease Obligation, (ii) Indebtedness or (iii) Consolidated Indebtedness, in each case, under this Agreement based on GAAP as in effect as of December 31, 2015, will not be deemed to be (i) a Capital Lease Obligation, (ii) Indebtedness or (iii) Consolidated Indebtedness, respectively, as a result of any change in GAAP, or the interpretation or application thereof required or approved by such Person’s independent certified public accountants, occurring or coming into or taking effect after December 31, 2015, including ASC Topic 840 or 842 or any related, similar or successor pronouncement, guidance, publication or rule and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Person at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.04Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.06Sustainability Adjustments.
(a)Following the date on which Borrower provides a Pricing Certificate in respect of the most recently ended Reference Year, the Applicable Rate shall be adjusted, as applicable, pursuant to the Sustainability Margin Adjustment as set forth in such Pricing Certificate. For purposes of the foregoing, (i) the Sustainability Margin Adjustment shall be determined as of the fifth Business Day following receipt by the Agent of a Pricing Certificate delivered pursuant to Section 1.06(f) based upon the Carbon Intensity and OSHA Incident Amount (Three-Year Average) for the applicable Reference Year set forth in such Pricing Certificate and the calculations of the Sustainability Margin Adjustment, therein (such day, the “Sustainability Pricing Adjustment Date”) and (ii) each change in the Applicable Rate resulting from a Pricing Certificate (or the non-delivery or delivery of an incomplete Pricing Certificate) shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 1.06(f)).
(b)For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any Reference Year. It is further understood and agreed that the Applicable Rate (i) with respect to SOFR Advances and Base Rate Advances will never be reduced or increased by more than 0.05% and (ii) with respect to the Commitment Fee will never be reduced or increased by more than 0.01%, in each case, pursuant to the Sustainability Margin Adjustment during any calendar year. For the avoidance of doubt, any adjustment to the Applicable Rate by reference to the KPI Metric Targets in any year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(c)It is hereby understood and agreed that if no such Pricing Certificate is delivered, or any Pricing Certificate shall be incomplete and fail to include the Carbon Intensity or the OSHA Incident Amount (Three-Year Average) for the applicable Reference Year, within the period set forth in Section 1.06(f), the Sustainability Margin Adjustment will be made to the Applicable Rate commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 1.06(f).
(d)If (i)(A) the Borrower or any Lender becomes aware of any material inaccuracy in the Sustainability Margin Adjustment, the Carbon Intensity or the OSHA Incident Amount (Three-Year Average) as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers a written notice to the Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Borrower), or (B) the Borrower and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Margin Adjustment, the Carbon Intensity or the OSHA Incident Amount (Three-Year Average) would have resulted in no adjustment or an increase to the Applicable Rate for any period, the Borrower shall be obligated to pay to the Agent for the account of the applicable Lenders or the applicable Issuing Banks, as the case may be, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, automatically and without further action by the Agent, any Lender or any Issuing Bank), but in any event within ten (10) Business Days after the Borrower has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period.

It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit; provided, that, the Borrower complies with the terms of this Section 1.06(d) with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (a) any additional amounts required to be paid pursuant to the immediate preceding paragraph shall not be due and payable until a written demand is made for such payment by the Agent in accordance with such paragraph, (b) any nonpayment of such additional amounts prior to or concurrently with such demand for payment by the Agent shall not constitute a Default (whether retroactively or otherwise) and (c) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the default rate pursuant to Section 2.07(b) prior to such a demand.
(e)Each party hereto hereby agrees that neither the Agent nor any Co-Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any Sustainability Margin Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Agent may rely conclusively on any such certificate, without further inquiry).
(f)As soon as available and in any event within 120 days following the end of each calendar year (commencing with the calendar year ending December 31, 2023), the Borrower may deliver a Pricing Certificate to the Agent (and the Agent shall promptly provide a copy to each Lender) for the most recently-ended Reference Year; provided, that, for any Reference Year the Borrower may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 120-day period shall result in the Sustainability Margin Adjustment being applied as set forth in Section 1.06(c)). In the event the Borrower’s fiscal year is changed to a non-calendar year fiscal year, the Borrower will be permitted to adjust the timing of delivery of the Pricing Certificate at its election in a manner intended to maintain consistency with the foregoing.
Section 1.07Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Term SOFR, Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Term SOFR, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Term SOFR, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Term SOFR, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article II

AMOUNTS AND TERMS OF THE ADVANCES AND
LETTERS OF CREDIT
Section 1.01The Revolving Advances and Letters of Credit.
(a)The Revolving Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Advances in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount not to exceed such Lender’s Unused Commitment. Each Borrowing (other than a Swingline Advance) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a). Any Swingline Advance shall be made and repaid in accordance with the procedures set forth in Section 2.03A.
(b)Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue standby letters of credit (each a “Letter of Credit”) for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount for all Letters of Credit issued by each Issuing Bank not to exceed at any time such Issuing Bank’s Letter of Credit Commitment, provided that after giving effect to the issuance of any Letter of Credit, (i) the Total Outstandings shall not exceed the aggregate Revolving Credit Commitments and (ii) each Lender’s Ratable Share of the Total Outstandings shall not exceed such Lender’s Revolving Credit Commitment. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the Letter of Credit Expiration Date. Within the limits referred to above, the Borrower may from time to time request the issuance of Letters of Credit under this Section 2.01(b). The terms “issue”, “issued”, “issuance” and all similar terms, when applied to a Letter of Credit, shall include any renewal, extension or amendment thereof.
Section 1.02Making the Revolving Advances.
(a)Except as otherwise provided in Section 2.03(c), each Borrowing (other than a Swingline Advance) shall be made on notice, given not later than (x) 12:00 noon on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Term SOFR Advances, (y) 12:00 noon on the fifth Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Daily Simple SOFR Advances, or (z) 1:00 p.m. on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by facsimile. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing or by facsimile in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Revolving Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Term SOFR Advances, initial Interest Period for each such Revolving Advance. Each Lender shall, in the case of a Borrowing consisting of Base Rate Advances, before 2:00 p.m. on the date of such Borrowing, and in the case of a Borrowing consisting of Term SOFR Advances or Daily Simple SOFR Advances, before 11:00 a.m. on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s Ratable Share of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent’s address referred to in Section 8.02 or as requested by the Borrower in the applicable Notice of Borrowing.
(b)Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select SOFR Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make SOFR Advances shall then be suspended pursuant to Section 2.08 or Section 2.12, (ii) at no time shall there be more than fifteen different Interest Periods outstanding for Term SOFR Advances and (iii) in no event shall the Borrower be permitted to request pursuant to this Section 2.02 a Daily Simple SOFR Advance prior to a Benchmark Transition Event and

Benchmark Replacement Date with respect to Term SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Section 2.08(c)(i)).
(c)Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Term SOFR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense reasonably incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Advance to be made by such Lender as part of such Borrowing when such Revolving Advance, as a result of such failure, is not made on such date.
(d)Unless the Agent shall have received notice from a Lender prior to the time of the applicable Borrowing that such Lender will not make available to the Agent such Lender’s Ratable Share of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent within one Business Day after demand for such Lender and within three Business Days after demand for the Borrower such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Advance as part of such Borrowing for purposes of this Agreement.
(e)The failure of any Lender to make the Revolving Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Borrowing.
Section 1.03Letters of Credit.
(a)General.
(i)No Issuing Bank shall issue any Letter of Credit, if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(ii)No Issuing Bank shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital and liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which, in each such case, such Issuing Bank in good faith deems material to it;

(B)except as otherwise agreed by the Borrower and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $100,000;
(C)such Letter of Credit is to be denominated in a currency other than Dollars;
(D)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;
(E)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension; or
(F)any Lender is at such time an Affected Lender hereunder, unless the applicable Issuing Bank is satisfied that the related exposure will be 100% covered by the Commitments of the non-Affected Lenders or, if not so covered, until such Issuing Bank has entered into arrangements satisfactory to it in its sole discretion with the Borrower or such Affected Lender to eliminate such Issuing Bank’s risk with respect to such Affected Lender, and participating interests in any such newly issued Letter of Credit shall be allocated among non-Affected Lenders in a manner consistent with Section 2.19(c)(i) (and Affected Lenders shall not participate therein).
(iii)No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(iv)No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Agent) in the form of a Letter of Credit Application appropriately completed and signed by an Authorized Officer of the Borrower, together with agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable Issuing Bank. Such Letter of Credit Application must be received by such Issuing Bank and the Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Bank may require. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Related Documents, as the applicable Issuing Bank or the Agent may require. In the event and to the extent that the provisions of any Letter of Credit Application or other L/C

Related Document shall conflict with this Agreement, the provisions of this Agreement shall govern. Without limitation of the immediately preceding sentence, to the extent that any such Letter of Credit Application or other L/C Related Document shall impose any additional conditions on the maintenance of a Letter of Credit, any additional default provisions, collateral requirements or other obligations of the Borrower to any Issuing Bank, other than as stated in this Agreement, such additional conditions, provisions, requirements or other obligations shall not have effect so long as this Agreement shall be in effect, except to the extent as expressly agreed to by the Borrower and such Issuing Bank.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Agent (in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Agent with a copy thereof. Unless the applicable Issuing Bank has received written notice from the Required Lenders, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article III shall not then be satisfied, then, subject to the terms and conditions hereof and any applicable Letter of Credit Application, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Ratable Share times the amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to the applicable Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable Issuing Bank shall not permit any such extension (or may issue a Notice of Non-Extension) if (A) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) by reason of the provisions of clause (i) of Section 2.03(a) (or would have no obligation to issue such Letter of Credit by reason of the provisions of clause (ii) of Section 2.03(a)), or (B) it has received notice (which shall be in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Lenders have elected not to permit such extension pursuant to Section 6.02 or (2) from the Agent, the Required Lenders or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Subject to the provisions below, not later than 2:30 p.m. on the date (the “Honor Date”) that any Issuing Bank makes any payment on a drawing on any Letter of Credit, if the Borrower shall have received notice of such payment prior to 11:30 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:30 p.m. on the next Business Day, the Borrower shall reimburse such Issuing Bank through the Agent in an amount equal to the amount of such drawing together with interest thereon. If the Borrower fails to so reimburse such Issuing Bank by such time, unless the Borrower shall have advised the Agent that it does not meet the conditions specified in either clause (B) or (C) below, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Ratable Share thereof. In such event, the Borrower shall be deemed to have requested a Base Rate Advance to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01(a) or the delivery of a Notice of Borrowing but subject to (A) the amount of the aggregate Unused Commitments, (B) no Event of Default having occurred and be continuing, or resulting therefrom, and (C) the conditions specified in Section 3.02(c) and Section 3.02(d) being satisfied on and as of the date of the applicable Base Rate Advance and, to the extent so financed, the Borrower's obligation to satisfy the reimbursement obligation created by such payment by the Issuing Bank on the Honor Date shall be discharged and replaced by the resulting Base Rate Advance. Any notice given by any Issuing Bank or the Agent pursuant to this Section 2.03(c)(i) shall be given in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Agent for the account of the applicable Issuing Bank at the Agent’s Office in an amount equal to its Ratable Share of the Unreimbursed Amount not later than 4:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Advance to the Borrower in such amount. The Agent shall remit the funds so received to the applicable Issuing Bank.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Advance because any of the conditions set forth in clauses (A), (B) or (C) of Section 2.03(c)(i) cannot be satisfied or for any other reason, then not later than 2:30 p.m. on the next Business Day after the day notice of the drawing is given to the Borrower, in the case of a failure to meet any such condition, or in any other case, after notice of the event resulting in the outstanding Unreimbursed Amount, the Borrower shall reimburse such Issuing Bank through the Agent in an amount equal to the amount of such outstanding Unreimbursed Amount with interest thereon. If the Borrower fails to so reimburse such Issuing Bank by such time, the Borrower shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Base Rate in effect from time to time plus the Applicable Rate for Base Rate Advances in effect from time to time plus 2% per annum. In such event, each Lender’s payment to the Agent for the account of the applicable Issuing Bank pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Lender funds its Base Rate Advance or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Ratable Share of such amount shall be solely for the account of the applicable Issuing Bank.
(v)Each Lender’s obligation to make Base Rate Advances or L/C Advances to reimburse the applicable Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Base Rate Advances pursuant to this

Section 2.03(c) is subject to the conditions set forth in Section 2.03(c)(i). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.
(vi)If any Lender fails to make available to the Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such Issuing Bank shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Base Rate Advance included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the applicable Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral (as defined in Section 2.03(h)) applied thereto by the Agent), the Agent will distribute to such Lender its Ratable Share thereof in the same funds as those received by the Agent.
(ii)If any payment received by the Agent for the account of the applicable Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 8.12 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Lender shall pay to the Agent for the account of such Issuing Bank its Ratable Share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Failure to Make Revolving Advances. The failure of any Lender to make the Revolving Advance to be made by it on the date specified in Section 2.03(c) or any L/C Advance shall not relieve any other Lender of its obligation hereunder to make its Revolving Advance or L/C Advance, as the case may be, to be made by such other Lender on such date.
(f)Obligations Absolute. The obligation of the Borrower to reimburse the applicable Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(v)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
provided, however, that nothing in this Section 2.03(f) shall limit the rights of the Borrower under Section 2.03(g).
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity that is known to the Borrower in connection with any draw under such Letter of Credit of which the Borrower has reasonable notice, the Borrower will immediately notify the applicable Issuing Bank. To the extent allowed by applicable Law, Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid. Nothing herein shall require the Borrower to make any determination as to whether the drawing is in accordance with the requirements of the Letter of Credit, provided that the Borrower may waive any discrepancies in the drawing on any such Letter of Credit.
(g)Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable Issuing Bank, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Related Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable Issuing Bank, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence as determined by a final, non-appealable judgment by a court of competent jurisdiction or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(h)Cash Collateral. Upon the request of the Agent or the applicable Issuing Bank, if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding L/C Obligations. Section 6.02 sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.10(b)(ii), Section 2.19(c)(ii), (iv) and (v) and Section 6.02, “Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Issuing Banks and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and each Issuing Bank (which documents are hereby consented to by the Lenders) in an amount equal to 100% of the amount of the L/C Obligations as of such date plus any accrued and unpaid interest and fees thereon. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Agent, for the benefit of the Issuing Banks and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts with the Agent.
(i)Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all such Letters of Credit and (B) to the Agent on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.
(j)Interim Interest. Except as provided in Section 2.03(c)(ii) with respect to Unreimbursed Amounts refinanced as Base Rate Advances and Section 2.03(c)(iii) with respect to L/C Borrowings, unless the Borrower shall reimburse each payment by an Issuing Bank pursuant to a Letter of Credit in full on the Honor Date, the Unreimbursed Amount thereof shall bear interest, for each day from and including the Honor Date to but excluding the date that the Borrower reimburses such Issuing Bank for the Unreimbursed Amount in full, at the rate per annum equal to (i) the Base Rate in effect from time to time plus the Applicable Rate for Base Rate Advances in effect from time to time, to but excluding the next Business Day after the Honor Date and (ii) from and including the next Business Day after the Honor Date, the Base Rate in effect from time to time plus the Applicable Rate for Base Rate Advances in effect from time to time plus 2% per annum.
Section 2.03A    Swingline Advances.
(a)Amount of Swingline Advances. Subject to the terms and conditions set forth herein, the Swingline Lender will make Swingline Advances in Dollars to the Borrower from time to time during the period from the Effective Date until the Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all outstanding Swingline Advances exceeding $100,000,000 (or such lesser amount as agreed between the Borrower and the Swingline Lender) or (ii) the Total Outstandings exceeding the aggregate Revolving Credit Commitment. Each Swingline Advance shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof or such greater amounts as agreed between the Borrower and the Swingline Lender. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Advances. The Swingline Lender shall be under no obligation to make a Swingline Advance if any Lender is at such time an Affected Lender hereunder, unless the Swingline Lender is satisfied that the related exposure will be 100% covered by the Commitments of the non-Affected Lenders or, if not so covered, until the Swingline Lender has entered into arrangements satisfactory to it in its sole discretion with the Borrower or such Affected Lender to eliminate the Swingline Lender’s risk with respect to such Affected Lender, and participating interests in any such newly made Swingline Advance shall be allocated among non-Affected Lenders in a manner consistent with Section 2.19(c)(i) (and Affected Lenders shall not participate therein).
(b)Borrowing Notice and Making of Swingline Advances. To request a Swingline Advance, the Borrower shall notify the Swingline Lender and the Agent of such request in writing, not later than

2:00 p.m. (or such later time as the Swingline Lender may determine in its sole discretion), on the day of such Swingline Advance. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Advance. The Swingline Lender shall promptly notify the Borrower and the Agent (and the Agent shall promptly notify each Lender) and the Swingline Lender shall make each Swingline Advance available to the Borrower by 2:30 p.m. (or such later time as may be agreed by the Swingline Lender and the Borrower) on the requested date of such Swingline Advance in a manner agreed upon by the Borrower and the Swingline Lender. Each Swingline Advance shall bear interest at such rate as mutually agreed to by the Swingline Lender and the Borrower.
(c)Repayment of Swingline Advances. Each Swingline Advance shall be paid in full by the Borrower on the earlier of (x) on or before the fourteenth (14th) Business Day after the date such Swingline Advance was made by the Swingline Lender or (y) the Termination Date. A Swingline Advance may not be repaid with the proceeds from another Swingline Advance. In addition, the Swingline Lender (i) may at any time in its sole discretion with respect to any outstanding Swingline Advance, or (ii) shall, on the fourteenth (14th) Business Day after the date any Swingline Advance is made and which has not been otherwise repaid, require each Lender (including the Swingline Lender) to make a Revolving Advance in the amount of such Lender’s Ratable Share of such Swingline Advance (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swingline Advance. Not later than 2:00 p.m. on the date of any notice received pursuant to this Section 2.03A(c), each Lender shall make available to the Agent its required Revolving Advance, in immediately available funds in the same manner as provided in Section 2.02(a) with respect to Revolving Advances made by such Lender. Revolving Advances made pursuant to this Section 2.03A(c) shall be at such interest rate as mutually agreed to by the Swingline Lender and the Borrower. Each Lender’s obligation to make Revolving Advances pursuant to this Section 2.03A(c) to repay Swingline Advances shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swingline Lender or any other Person, (b) the occurrence or continuance of a Default or an Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstance, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.03A(c), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.03A(c), such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in the applicable Swingline Advance in the amount of such Revolving Advance, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.
(d)    Swingline Advances Reports. The Swingline Lender shall furnish to the Agent on each Business Day a written report summarizing outstanding Swingline Advances made by the Swingline Lender and the due date for the repayment of such Swingline Advances; provided that if no Swingline Advances are outstanding, no such report shall be required to be delivered.
(e)    Successor Swingline Lender. Subject to the appointment and acceptance of a successor Swingline Lender as provided in this paragraph, the Borrower may, upon not less than ten (10) Business Days prior notice to the Agent and the Lenders, replace the existing Swingline Lender with the consent of the Agent (which consent shall not unreasonably be withheld). Upon the acceptance of its appointment as Swingline Lender hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the replaced Swingline Lender, and the replaced Swingline Lender shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Swingline Lender shall be as agreed between the Borrower and such successor. After the Swingline Lender’s replacement hereunder, the provisions of this Article and Section 8.04 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Swingline Lender.

Section 1.04Fees.
(a)Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on such Lender’s Unused Commitment (provided that, for the avoidance of doubt, and without duplication, such Lender’s Unused Commitment shall be calculated exclusive of such Lender’s Swingline Exposure and, if such Lender is the Swingline Lender, without giving effect to the Swingline Advances, and in no event shall the aggregate of such Commitment Fees exceed an amount calculated based on the product of (a) the aggregate Revolving Credit Commitments minus the aggregate principal amount of all Revolving Advances and aggregate L/C Obligations and (b) the Applicable Rate for Commitment Fees) from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Rate for Commitment Fees in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2023, and on the Termination Date, provided that no Commitment Fee shall accrue with respect to the Unused Commitment of an Affected Lender so long as such Lender shall be an Affected Lender.
(b)Letter of Credit Fees.
(i)The Borrower shall pay to the Agent for the account of each Lender a commission on such Lender’s Ratable Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Rate for Term SOFR Advances in effect from time to time, during such calendar quarter, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended June 30, 2023, and on the Termination Date; provided that the Applicable Rate for Term SOFR Advances shall be 2% above such Applicable Rate in effect upon the occurrence and during the continuation of an Event of Default if the Borrower is required to pay default interest pursuant to Section 2.07(b).
(ii)The Borrower shall pay to each Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, payable in the amounts and at the times specified in the applicable Fee Letter between the Borrower and such Issuing Bank, and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree promptly following receipt of an invoice therefor.
(c)Agent’s Fees. The Borrower shall pay to the Agent for its own account such fees as are agreed between the Borrower and the Agent pursuant to the Fee Letter between the Borrower and the Agent.
Section 1.05Optional Termination or Reduction of the Commitments.
(a)The Borrower shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments or the Unissued Letter of Credit Commitments, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
(b)So long as no Default or Event of Default shall be continuing, the Borrower shall have the right, at any time, upon at least ten Business Days’ notice to an Affected Lender (with a copy to the Agent), to terminate in whole such Lender’s Revolving Credit Commitment and, if applicable, its Letter of Credit Commitment, without affecting the Commitments of any other Lender. Such termination shall be effective, (x) with respect to such Lender’s Unused Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than ten Business Days after receipt of such notice and (y) with respect to each Revolving Advance outstanding to such Lender, in the case of Base Rate Advances, on the date set forth in such notice and, in the case of Term SOFR Advances, on the last day of the then current Interest Period relating to such Revolving Advance. Upon termination of a Lender’s Commitments under this Section 2.05(b), the Borrower will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Revolving Advances (and if such Lender is the Swingline Lender, the Swingline Advances) owing to such Lender and, subject to Section 2.19, pay any accrued Commitment Fees or Letter of Credit fees payable to such Lender pursuant to the provisions of Section 2.04, and all other amounts payable to such Lender hereunder (including, but not limited to, any increased costs or other amounts owing under Section 2.11 and any indemnification for Taxes under Section 2.14); and, if such Lender is an Issuing Bank, shall pay to such Issuing Bank for deposit in an escrow account an amount equal to the Available Amount of all Letters of Credit issued by such Issuing Bank, whereupon all Letters of Credit issued by such Issuing Bank shall be deemed to have been issued outside of this Agreement on a bilateral basis and shall cease for all purposes to constitute a Letter of Credit issued under this Agreement, and upon such payments, except as otherwise provided below, the obligations of such Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that (i) such Lender’s rights under Section 2.11, Section 2.14 and Section 8.04, and, in the case of an Issuing Bank, Section 8.04(c), and its obligations under Section 8.04 and 8.08, in each case in accordance with the terms thereof, shall survive such release and discharge as to matters occurring prior to such date and (ii) such escrow agreement shall be in a form reasonably agreed to by the Borrower and such Issuing Bank, but in no event shall either the Borrower or such Issuing Bank require any waivers, covenants, events of default or other provisions that are more restrictive than or inconsistent with the provisions of this Agreement. Subject to Section 2.18, the aggregate amount of the Commitments of the Lenders once reduced pursuant to this Section 2.05(b) may not be reinstated. The termination of the Commitments of an Affected Lender pursuant to this Section 2.05(b) will not be deemed to be a waiver of any right that the Borrower, the Agent, any Issuing Bank, the Swingline Lender or any other Lender may have against the Affected Lender that arose prior to the date of such termination. Upon any such termination, the Ratable Share of each remaining Lender will be revised.
Section 1.06Repayment of Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Advances made by such Lender and then outstanding. The Borrower shall repay Swingline Advances in accordance with Section 2.03A(c).
Section 1.07Interest on Advances.
(a)Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender (including the Swingline Lender) from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)Base Rate Advances. During such periods as such Revolving Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Rate for Base Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
(ii)Term SOFR Advances. During such periods as such Revolving Advance is a Term SOFR Advance, a rate per annum equal at all times during each Interest Period for such Revolving Advance to the sum of (x) Term SOFR for such Interest Period for such Revolving Advance plus (y) the Applicable Rate for Term SOFR Advances in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Term SOFR Advance shall be Converted or paid in full.
(iii)Swingline Advances. During such period as such Swingline Advance remains outstanding, a rate as mutually agreed to by the Swingline Lender and the Borrower, payable on the date such Swingline Advance is required to be repaid.
(iv)Daily Simple SOFR Advances. During such periods as such Revolving Advance is a Daily Simple SOFR Advance, a rate per annum equal at all times to the sum of (x) Daily Simple SOFR plus (y) the Applicable Rate for Daily Simple SOFR Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and

December during such periods and on the date such Daily Simple SOFR Advance shall be Converted or paid in full.
(b)Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or (a)(iii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by Law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.
(c)Interest Rate Limitation. Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable Law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable Law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable Law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.
Section 1.08Interest Rate Determination; Benchmark Replacement Setting.
(a)The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a).
(b)Inability to Determine Rates. Subject to clauses (i) through (v) of Section 2.08(c), if (x) the Agent determines (which determination shall be conclusive and binding absent manifest error) that either “Daily Simple SOFR” cannot be determined in accordance with the terms of this Agreement or “Term SOFR” cannot be determined in accordance with the terms of this Agreement on or prior to the first day of any Interest Period, or (y) the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term SOFR Advance, Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Advance for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Advance, then in either such case the Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make or continue Term SOFR Advances or to Convert Base Rate Advances to Term SOFR Advances shall be suspended (to the extent of the affected Term SOFR Advances or, in the case of a Term SOFR Advance, the affected Interest Periods) until the Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, Conversion to or continuation of Term SOFR Advances (to the extent of the affected Term SOFR Advances or, in the case of a Term SOFR Advance, the affected Interest Periods) or, failing that, in the case of any request for an affected Term SOFR Advance, then such request shall be ineffective and (ii) any outstanding affected Term SOFR Advances will be deemed to have been Converted into Base Rate Advances. Upon any such Conversion, the Borrower shall also pay any additional amounts required pursuant to Section 8.04(e). If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined in accordance with the terms of this Agreement on any given day, the interest rate on Base Rate Advances shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.08(c)(iv). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.08(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Advance of, Conversion to or continuation of Term SOFR Advances to be made, Converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have Converted any such request into a request for a Base Rate Advance of or Conversion to a Base Rate Advance. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(d)If the Borrower shall fail to select the duration of any Interest Period for any Term SOFR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Revolving Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.
(e)On the date on which the aggregate unpaid principal amount of Term SOFR Advances or Daily Simple SOFR Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Revolving Advances shall automatically Convert into Base Rate Advances.
(f)Upon the occurrence and during the continuance of any Event of Default,
(i)with respect to Term SOFR Advances, each such Revolving Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Revolving Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and
(ii)the obligation of the Lenders to make Term SOFR Advances or to Convert Revolving Advances into Term SOFR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
Section 1.09Optional Conversion of Revolving Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 12:00 noon on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.08 and Section 2.12, Convert all Revolving Advances of one Type comprising the same Borrowing into Revolving Advances of the other Type; provided, however, that (a) any Conversion of Term SOFR Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Term SOFR Advances, (b) any Conversion of Base Rate Advances into Term SOFR Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), (c) no Conversion of any Revolving Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and (d) no Swingline Advances may be converted. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Advances to be Converted, and (iii) if such Conversion is into Term SOFR Advances, the duration of the initial Interest Period for each such Revolving Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower. In no event shall the Borrower be permitted to request pursuant to this Section 2.09 a Daily Simple SOFR Advance prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to Term SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Section 2.08(c)(i)).
Section 1.10Prepayments of Advances.
(a)Optional. At any time and from time to time, the Borrower shall have the right to prepay any Advance, in whole or in part, without premium or penalty (except as provided in clause (y) below), upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Term SOFR

Advances, at least five Business Days’ prior to the date of such prepayment, in the case of Daily Simple SOFR Advances, and not later than 11:00 a.m. on the date of such prepayment in the case of Base Rate Advances and Swingline Advances, to the Agent (and, in the case of prepayment a Swingline Advance, the Swingline Lender) specifying the proposed date of such prepayment and the aggregate principal amount and Type of the Advance to be prepaid (and, in the case of Term SOFR Advances, the Interest Period of the Borrowing pursuant to which made); provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall be accompanied by accrued interest to the date of prepayment on the principal amount prepaid, and (y) in the event of any such prepayment of a Term SOFR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(e).
(b)Mandatory.
(i)The Borrower shall prepay the aggregate principal amount of the Advances, together with accrued interest to the date of prepayment on the principal amount prepaid, without requirement of demand therefor, or shall pay or prepay any other Indebtedness then outstanding at any time, when and to the extent required to comply with applicable Laws of any Governmental Authority, including the 2022 Order and/or any Subsequent Order, or applicable resolutions of the Board of Directors of the Borrower.
(ii)If for any reason the Total Outstandings at any time exceed the aggregate Revolving Credit Commitments then in effect, the Borrower shall, within one Business Day after notice thereof, prepay Advances and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.10(b) unless, after the prepayment in full of the Advances, the Total Outstandings exceed the aggregate Revolving Credit Commitments then in effect.
Section 1.11Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(ii)impose on any Lender or any Issuing Bank or any applicable interbank market any other condition, cost or expense affecting this Agreement or SOFR Advances made by such Lender or any Letter of Credit or participation therein; or
(iii)subject the Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to the Agent or such Lender of making, maintaining or Converting any Advance (or of maintaining its obligation to make any such Revolving Advance), or to increase the cost to the Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Agent, such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of the Agent, such Lender or such Issuing Bank, the Borrower will pay to the Agent, such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Agent, such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Applicable Lending Office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive and binding upon all parties absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 1.12Illegality. If any Lender shall have determined in good faith that the introduction of or any change in any applicable Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), makes it unlawful for any Lender or its Applicable Lending Office to make, maintain or fund Term SOFR Advances, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make or continue Term SOFR Advances or to Convert Base Rate Advances to Term SOFR Advances shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, Convert all Term SOFR Advances of such Lender to Base Rate Advances, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Advances. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted.
Section 1.13Payments and Computations.
(a)All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make each payment hereunder not later than 1:00 p.m. on the day when due in U.S. dollars to the Agent at the Agent’s Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.05(b), Section 2.11, Section 2.12, Section 2.14, Section 2.20 or Section 8.04(e)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)All computations of interest based on the Base Rate (when the Base Rate is based on the Prime Rate) shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and fees hereunder (including computations of interest based on Term SOFR and the Federal Funds Rate and of fees and Letter of Credit commissions) shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Interest on Swingline Advances shall be calculated on the basis of a year of 360 days or such other basis agreed to by the Swingline Lender and the Borrower, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fees or commissions, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Term SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.
Section 1.14Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If the Borrower or the Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States of America Federal backup withholding and withholding Taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)Tax Indemnifications.
(i)Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Agent, each Lender and each Issuing Bank, and shall make payment in respect thereof within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Agent or paid by the Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Bank for any reason fails to pay indefeasibly to the Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(ii) Each Lender and each Issuing Bank shall, within 30 days after demand therefor, severally (A) indemnify the Agent for (x) any Indemnified Taxes and Other Taxes attributable to such Lender or such Issuing Bank (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s or such Issuing Bank’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (z) for any Excluded Taxes attributable to such Lender or such Issuing Bank, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, and (B) indemnify the Borrower and the Agent against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Agent) incurred by or asserted against the Borrower or the Agent by any Governmental Authority as a result of the failure by such Lender or such Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such Issuing Bank, as the case may be, to the Borrower or the Agent pursuant to subsection (e). A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Bank by the Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Agent to the Lender or the Issuing Bank from any other source against any amount due to the Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)Evidence of Payments. Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this Section 2.14, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Each Lender shall deliver to the Borrower and to the Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States of America,
(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Agent executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(1)executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(2)executed copies of Internal Revenue Service Form W-8ECI,
(3)executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(4)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, or

(5)executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States of America Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.
(iii)Each Lender shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Applicable Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(iv)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to each of the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Bank, or have any obligation to pay to any Lender or any Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Bank, as the case may be. If the Agent, any Lender or any Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or such Issuing Bank in the event the Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)Payments. Failure or delay on the part of the Agent, any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 2.14 shall not constitute a waiver of the Agent’s, such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate the Agent, a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 2.14 for any Indemnified Taxes or Other Taxes imposed or asserted by the relevant Governmental Authority more than three months prior to the date that the Agent, such Lender or such Issuing Bank, as the case may be, claims compensation with respect thereto (except that, if a Change in Law giving rise to such Indemnified Taxes or Other Taxes is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

(h)Each of the Agent, any Issuing Bank or any Lender agrees to cooperate with any reasonable request made by the Borrower in respect of a claim of a refund in respect of Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14 if (i) the Borrower has agreed in writing to pay all of the Agent’s or such Issuing Bank’s or such Lender’s reasonable out-of-pocket costs and expenses relating to such claim, (ii) the Agent or such Issuing Bank or such Lender determines, in its good faith judgment, that it would not be disadvantaged, unduly burdened or prejudiced as a result of such claim and (iii) the Borrower furnishes, upon request of the Agent, or such Issuing Bank or such Lender, an opinion of tax counsel (such opinion, which can be reasoned, and such counsel to be reasonably acceptable to such Lender, or such Issuing Bank or the Agent) that the Borrower is likely to receive a refund or credit.
Section 1.15Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances or L/C Advances owing to it (other than pursuant to Section 2.05(b), Section 2.11, Section 2.12, Section 2.14, Section 2.20 or Section 8.04(e) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof if permitted hereby (as to which the provisions of this Section 2.15 shall apply) in excess of its Ratable Share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders (for cash at face value) such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s Ratable Share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Section 1.16Evidence of Debt.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender (including the Swingline Lender) to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.
(b)The Register maintained by the Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.
(c)Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.
Section 1.17Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds) solely to refinance Indebtedness of the Borrower from time to time and for other general corporate purposes of the Borrower, subject to such restrictions that are imposed in the 2022 Order and/or any Subsequent Order.
Section 1.18Increase in the Aggregate Revolving Credit Commitments.
(a)The Borrower may, at any time prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by an amount of $10,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the Termination Date (the “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $1,650,000,000 or the aggregate amount of Commitment Increases exceed $400,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in this Section 2.18 shall be satisfied.
(b)The Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Credit Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Credit Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Revolving Credit Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Agent. Each Increasing Lender shall be subject to such applicable consents as may be required under Section 8.07(b)(iii) (including, but not limited to, the consent, not to be unreasonably withheld, of each Issuing Bank and the Swingline Lender).
(c)Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of not less than $10,000,000.
(d)On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(c) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by the amount by which the Increasing Lender agreed to increase its Revolving Credit Commitment (or by the amount allocated to such Lender pursuant to the next to last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:
(i)(A) certified copies of resolutions of the Board of Directors of the Borrower approving the Commitment Increase and the corresponding modifications to this Agreement, (B) an opinion of counsel for the Borrower (which may be in-house counsel), in form and substance reasonably acceptable to the Required Lenders and (C) a certificate from a duly authorized officer of the Borrower, stating that the conditions set forth in Section 3.02(a) and Section 3.02(b) are satisfied;
(ii)an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Agent, the Borrower and each other Person required to consent thereto, as applicable under Section 8.07(b)(iii); and
(iii)confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment in a writing satisfactory to the Borrower and the Agent.
On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 p.m., by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 p.m. on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender’s Ratable Share of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender’s Ratable Share of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender’s Ratable Share of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Revolving Credit Commitments (without giving effect to the relevant Commitment Increase). After the Agent’s receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender’s Ratable Share of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase).
Section 1.19Affected Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes an Affected Lender, then the following provisions shall apply for so long as such Lender is an Affected Lender:
(a)fees shall cease to accrue on the Unused Commitment of such Affected Lender pursuant to Section 2.04(a);
(b)the Revolving Credit Commitment and Advances of such Affected Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.01), other than any waiver, amendment or modification requiring the consent of all Lenders or of each Lender affected;
(c)if (x) there shall be any Available Amount under any outstanding Letter of Credit or (y) any Swingline Exposure shall exist during any time a Lender is an Affected Lender, then:
(i)so long as no Default or Event of Default has occurred and is continuing, all or any part of the Available Amount of all such Letters of Credit and Swingline Exposure shall be reallocated among the non-Affected Lenders in accordance with their respective Ratable Shares (disregarding any Affected Lender’s Revolving Credit Commitment) but only to the extent that with respect to each non-Affected Lender the sum of (A) the aggregate principal amount of all Revolving Advances made by such non-Affected Lender (in its capacity as a Lender) and outstanding at such time plus (B) such non-Affected Lender’s Ratable Share (after giving effect to the reallocation contemplated in this Section 2.19(c)(i)) of the outstanding L/C Obligations plus (C) such non-Affected Lender’s Ratable Share (after giving effect to the reallocation contemplated in this Section 2.19(c)(i)) of the outstanding Swingline Exposure, does not exceed such non-Affected Lender’s Revolving Credit Commitment;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Agent (x) first, prepay such unallocable Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Affected Lender’s Ratable Share of the Available Amount of outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) (the “Affected Lender Share”) in accordance with the procedures set forth in Section 2.03(h) for so long as such there shall be any Available Amount of outstanding Letters of Credit;
(iii)if the Ratable Share of the Available Amount of outstanding Letters of Credit and the Swingline Exposure of the non-Affected Lenders is reallocated pursuant to this Section 2.19(c), then the fees payable to the Lenders pursuant to Section 2.04(a) and Section 2.04(b) shall be adjusted in accordance with such non-Affected Lenders’ Ratable Shares;
(iv)if any Affected Lender Share is not reallocated pursuant to clause (i) above and if the Borrower fails to Cash Collateralize any portion of such Affected Lender Share pursuant to clause (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, the fee payable under Section 2.04(b) with respect to such Affected Lender Share shall be payable to the Issuing Bank until such Affected Lender Share is reallocated; and
(v)if the Borrower Cash Collateralizes any portion of any Affected Lender Share pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Affected Lender pursuant to Section 2.04(b)(i) or the applicable Issuing Bank pursuant to Section 2.04(b)(ii) (solely with respect to any fronting fee) with respect to such Affected Lender’s Affected Lender Share during the period such Affected Lender’s Affected Lender Share is Cash Collateralized;
(d)to the extent the Agent receives any payments or other amounts for the account of an Affected Lender under this Agreement, such Affected Lender shall be deemed to have requested that the Agent use such payment or other amount to fulfill such Affected Lender’s previously unsatisfied obligations to fund a Revolving Advance under Section 2.03(c) or Section 2.03A(c) or L/C Advance or any other unfunded payment obligation of such Affected Lender under this Agreement; and
(e)subject to Section 8.18, for the avoidance of doubt, the Borrower, each Issuing Bank, the Swingline Lender, the Agent and each other Lender shall retain and reserve its other rights and remedies respecting each Affected Lender.
In the event that the Agent, the Borrower, the Swingline Lender and the Issuing Banks each agrees that an Affected Lender has adequately remedied all matters that caused such Lender to be an Affected Lender, then the Ratable Shares of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Ratable Share. In addition, at such time as the Affected Lender is replaced by another Lender pursuant to Section 2.20, the Ratable Shares of the Lenders will be readjusted to reflect the inclusion of the replacing Lender’s Commitment in accordance with Section 2.20. In either such case, this Section 2.19 will no longer apply.
Section 1.20Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is an Affected Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more assignees that shall assume such obligations (which any such assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Agent the assignment fee specified in Section 8.07(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Advances and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04(e)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 1.21Extension of Termination Date.
(a)The Borrower may at any time from time to time not more than ninety (90) days and not less than thirty (30) days prior to any anniversary of the Effective Date, by notice to the Agent (who shall promptly notify the Lenders) not later than 10 Business Days prior to the date on which the Lenders are requested to respond thereto (each such date, a “Lender Notice Date”), request that each Lender extend (each such date on which such extension occurs, an “Extension Date”) such Lender’s Termination Date to the date that is one year after the Termination Date then in effect for such Lender (the “Existing Termination Date”).
(b)Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not later than the applicable Lender Notice Date, advise the Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Termination Date, an “Extending Lender”). Each Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Termination Date.
(c)The Agent shall promptly notify the Borrower of each Lender’s determination under this Section.
(d)The Borrower shall have the right, but shall not be obligated, on or before the applicable Termination Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are Eligible Assignees (each, an “Additional Commitment Lender”) approved by the Agent, each Issuing Bank and the Swingline Lender in accordance with the procedures provided in Section 8.07, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 8.07, with the Borrower obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Termination Date for such Non-Extending Lender, assume a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date). The Agent may effect such amendments to this

Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.
(e)If (and only if) the total of the Revolving Credit Commitments of the Lenders that have agreed to extend their Termination Date and the additional Revolving Credit Commitments of the Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.
(f)Notwithstanding the foregoing, (x) no more than two (2) extensions of the Termination Date shall be permitted hereunder and (y) any extension of any Termination Date pursuant to this Section 2.21 shall not be effective with respect to any Extending Lender unless as of the applicable Extension Date and immediately after giving effect thereto:
(i)there shall exist no Default;
(ii)the representations and warranties made by the Borrower contained herein shall be true and correct; and
(iii)the Agent shall have received a certificate from the Borrower signed by an Authorized Officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension.
(g)On the Termination Date of each Non-Extending Lender, (i) the Revolving Credit Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender in accordance with Section 2.06 (and shall pay to such Non-Extending Lender all of the other obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Advances outstanding on such date (and pay any additional amounts required pursuant to Section 2.02) to the extent necessary to keep outstanding Revolving Advances ratable with any revised Ratable Share of the respective Lenders effective as of such date, and the Agent shall administer any necessary reallocation of the outstanding Advances (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).
(h)This Section shall supersede any provisions in Section 2.02 or Section 8.01 to the contrary.
Article III

CONDITIONS PRECEDENT
Section 1.01Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:
(a)The Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.
(b)The Borrower shall have paid all accrued fees and agreed expenses of the Agent, the Arrangers and the Lenders and the reasonable accrued fees and expenses of one law firm acting as counsel to the Agent that have been invoiced at least one Business Day prior to the Effective Date.

(c)On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:
(i)The representations and warranties contained in Section 4.01 are true and correct on and as of the Effective Date, and
(ii)No event has occurred and is continuing that constitutes a Default.
(d)The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and the Lenders:
(i)Receipt by the Agent of executed counterparts of this Agreement properly executed by a duly authorized officer of the Borrower and by each Lender.
(ii)The Notes, payable to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.
(iii)The articles of incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate governmental authority of the state or other jurisdiction of its incorporation and certified by a secretary, assistant secretary or associate secretary of the Borrower to be true and correct as of the Effective Date.
(iv)The bylaws of the Borrower certified by a secretary, assistant secretary or associate secretary of the Borrower to be true and correct as of the Effective Date.
(v)Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.
(vi)A certificate of the secretary, assistant secretary or associate secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.
(vii)A certificate as of a recent date from the Borrower’s state of incorporation evidencing that the Borrower is in good standing in such state.
(viii)A favorable opinion of counsel for the Borrower, in form and substance reasonably acceptable to the Lenders.
(e)Concurrently with or before the Effective Date, (i) all principal, interest and other amounts outstanding under each of the Borrower’s Existing 2021-A Credit Agreement and Existing 2021-B Credit Agreement shall be repaid and satisfied in full, (ii) all commitments to extend credit under the Existing 2021-A Credit Agreement and the Existing 2021-B Credit Agreement shall be terminated and (iii) any letters of credit outstanding under the Existing 2021-A Credit Agreement and the Existing 2021-B Credit Agreement shall have been terminated, canceled, transferred or replaced; and the Agent shall have received evidence of the foregoing satisfactory to it, including an escrow agreement or payoff letter executed by the lenders or the agent under the Existing 2021-A Credit Agreement and the Existing 2021-B Credit Agreement if applicable.
(f)The Agent shall have received evidence satisfactory to it that that certain $200,000,000 Amended and Restated Five-Year Credit Agreement dated as of May 28, 2021 by and among PWCC, as borrower, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent, shall have been (or shall concurrently with the effectiveness of this Agreement be) amended and restated on terms and conditions reasonably acceptable to the Agent.

(g)PATRIOT Act. At least five days prior to the Effective Date, the Borrower shall have provided to the Agent and the Lenders the documentation and other information reasonably requested by the Agent, and reasonably available to the Borrower, in order to comply with requirements of the PATRIOT Act.
(h)In the event that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver, at least five days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower.
Section 1.02Conditions Precedent to Each Credit Extension and Commitment Increase. The obligation of each Lender to make an Advance (other than an L/C Advance or an Advance made pursuant to Section 2.03(c) or Section 2.03A(c)) on the occasion of each Borrowing, the obligation of each Issuing Bank to issue a Letter of Credit, and each Commitment Increase shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or such issuance (as the case may be), or the applicable Increase Date, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or request for issuance and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or date of such issuance such statements are true):
(a)the representations and warranties contained in Section 4.01 (other than Section 4.01(k)), and in the case of a Borrowing or issuance of a Letter of Credit, Section 4.01(e)(ii) and Section 4.01(f)(ii)) are correct on and as of such date, before and after giving effect to such Borrowing or issuance of a Letter of Credit, or such Commitment Increase and to the application of the proceeds therefrom, as though made on and as of such date;
(b)no event has occurred and is continuing, or would result from such Borrowing or issuance of a Letter of Credit, or such Commitment Increase or from the application of the proceeds therefrom, that constitutes a Default;
(c)all required regulatory authorizations including the 2022 Order and/or any Subsequent Order in respect of such Credit Extension have been obtained and are in full force and effect and, before and after giving effect to such Borrowing or such issuance of a Letter of Credit and to the application of the proceeds therefrom, the Borrower is in compliance with the provisions of the applicable order; and
(d)before and after giving effect to such Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date, the Indebtedness of the Borrower does not exceed that permitted by (i) applicable resolutions of the Board of Directors of the Borrower, (ii) applicable Arizona Law, or (iii) the 2022 Order or any Subsequent Order, whichever is in force and effect at such time.
Each request for Credit Extension (which shall not include a Conversion or a continuation of Term SOFR Advances) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 3.02(a) through (d) have been satisfied on and as of the date of the applicable Credit Extension.
Section 1.03Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01 and the satisfaction of each Lender with respect to letters delivered to it from the Borrower as set forth in Section 4.01(a), Section 4.01(e) and Section 4.01(f), each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders and the Borrower of the occurrence of the Effective Date.

Article IV

REPRESENTATIONS AND WARRANTIES
Section 1.01Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)Each of the Borrower and each Material Subsidiary: (i) is a corporation or other entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate or if the Material Subsidiary is not a corporation, other comparable power necessary to own its assets and carry on its business as presently conducted; (iii) has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as presently conducted, if the failure to have any such license, authorization, consent or approval is reasonably likely to have a Material Adverse Effect and except as disclosed to the Agent in the SEC Reports or by means of a letter from the Borrower to the Lenders (such letter, if any, to be delivered to the Agent for prompt distribution to the Lenders) delivered prior to the execution and delivery of this Agreement (which, in each case, shall be satisfactory to each Lender in its sole discretion) and except that (A) the Borrower from time to time may make minor extensions of its lines, plants, services or systems prior to the time a related franchise, certificate of convenience and necessity, license or permit is procured, (B) from time to time communities served by the Borrower may become incorporated and considerable time may elapse before such a franchise is procured, (C) certain such franchises may have expired prior to the renegotiation thereof, (D) certain minor defects and exceptions may exist which, individually and in the aggregate, are not material and (E) certain franchises, certificates, licenses and permits may not be specific as to their geographical scope); and (iv) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify is reasonably likely to have a Material Adverse Effect.
(b)The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not or did not (i) contravene the Borrower’s articles of incorporation or by-laws, (ii) contravene any Law (including without limitation the 2022 Order and/or any Subsequent Order), decree, writ, injunction or determination of any Governmental Authority, in each case applicable to or binding upon the Borrower or any of its properties, (iii) contravene any contractual restriction binding on or affecting the Borrower or (iv) cause the creation or imposition of any Lien upon the assets of the Borrower or any Material Subsidiary, except for Liens created under this Agreement and except where such contravention or creation or imposition of such Lien is not reasonably likely to have a Material Adverse Effect.
(c)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes to be delivered by it, except for the 2022 Order or any Subsequent Order, which has been duly obtained and is in full force and effect, and any notices or compliance filings required therein.
(d)This Agreement has been, and each of the other Loan Documents upon execution and delivery will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents upon execution and delivery will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally.
(e)(i) The Consolidated balance sheet of the Borrower as of December 31, 2022, and the related Consolidated statements of income and cash flows of the Borrower for the fiscal year then ended, accompanied by an opinion thereon of Deloitte & Touche LLP, independent registered public accountants, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to the Agent, fairly present in all material respects the Consolidated financial condition of the Borrower as at such date and the Consolidated results of the operations of the Borrower for the period ended on such date, all in accordance with GAAP (except as disclosed therein), and (ii) except as disclosed to the Agent in the SEC Reports or by means of a letter from the Borrower to the Lenders (such letter, if any, to be delivered to the Agent for prompt distribution to the Lenders) delivered prior to the execution and delivery of this Agreement (which, in each case, shall be satisfactory to each Lender in its sole discretion), since December 31, 2022, there has been no Material Adverse Effect.
(f)There is no pending or, to the knowledge of an Authorized Officer of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or (ii) would be reasonably likely to have a Material Adverse Effect (except as disclosed to the Agent in the SEC Reports or by means of a letter from the Borrower to the Lenders (such letter, if any, to be delivered to the Agent for prompt distribution to the Lenders) delivered prior to the execution and delivery of this Agreement (which, in each case, shall be satisfactory to each Lender in its sole discretion)) and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of such disclosed litigation that would be reasonably likely to have a Material Adverse Effect.
(g)No proceeds of any Advance will be used to acquire any equity security not issued by the Borrower of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.
(h)The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, in any case in violation of Regulation U. After application of the proceeds of any Advance, not more than 25% of the value of the assets subject to any restriction under this Agreement on the right to sell, pledge, transfer, or otherwise dispose of such assets is represented by margin stock.
(i)The Borrower and its Subsidiaries have filed all United States of America Federal income Tax returns and all other material Tax returns which are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except to the extent that (i) such Taxes are being contested in good faith and by appropriate proceedings and that appropriate reserves for the payment thereof have been maintained by the Borrower and its Subsidiaries in accordance with GAAP or (ii) the failure to make such filings or such payments is not reasonably likely to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Material Subsidiaries as set forth in the most recent financial statements of the Borrower delivered to the Agent pursuant to Section 4.01(e) or Section 5.01(h)(i) or Section 5.01(h)(ii) hereof in respect of Taxes and other governmental charges are, in the opinion of the Borrower, adequate.
(j)Set forth on Schedule 4.01(j) hereto (as such schedule may be modified from time to time by the Borrower by written notice to the Agent) is a complete and accurate list of all the Subsidiaries of the Borrower and, as of the Effective Date, no such Subsidiary of the Borrower is a Material Subsidiary.
(k)Set forth on Schedule 4.01(k) hereto is a complete and accurate list identifying any Indebtedness of the Borrower outstanding in a principal amount equal to or exceeding $5,000,000 and which is not described in the financial statements referred to in Section 4.01(e).
(l)The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(m)No report, certificate or other written information furnished by the Borrower or any of its Subsidiaries to the Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) at the time so furnished, when taken together as a whole with all such written information so furnished, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as would not reasonably be expected to result in a Material Adverse Effect; provided that with respect to any projected financial information, forecasts, estimates or forward-looking information, the Borrower represents only that such information and materials have been prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such forecasts, and no representation or warranty is made as to the actual attainability of any such projections, forecasts, estimates or forward-looking information.
(n)Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) or any director or officer of the Borrower, any of its Subsidiaries or any of their respective Controlled Affiliates (each, a “Manager”) is a Prohibited Person, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.
(o)Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective Controlled Affiliates or Managers: (i) is the target of Sanctions; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; (iii) is, or is owned or controlled by, a Person who is located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria, or (iv) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State, or any other applicable Governmental Authority.
(p)None of the Borrower’s or its Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person that is the target of Sanctions, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the PATRIOT Act), if the result of such ownership would be that any Credit Extension made by any Lender would be in violation of law (“Embargoed Person”); (a) no Embargoed Person has any interest of any nature whatsoever in the Borrower if the result of such interest would be that any Credit Extension would be in violation of law; (b) the Borrower has not engaged in business with Embargoed Persons if the result of such business would be that any Credit Extension made by any Lender would be in violation of law; (c) the Borrower will not, directly or indirectly, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions or Anti-Corruption Laws by any Person (including any Person participating in the Credit Extensions, whether as a Lender or otherwise), and (d) neither the Borrower nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) to the knowledge of the Borrower, engages in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true under this Section 4.01(p) with respect to the securities of the Borrower, the Borrower shall not be required to make any investigation into (x) the ownership of publicly traded stock or other publicly traded securities or (y) the beneficial ownership of any collective investment fund.
(q)Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower and its Subsidiaries, any of their respective Managers, has failed to comply with the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable Anti-Corruption Laws, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to a Government Official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such  government or entity or (c) securing an improper advantage, in each case in order to obtain, retain or direct business.
(r)If Borrower is required to deliver a Beneficial Ownership Certification, as of the Effective Date, the information included in the Beneficial Ownership Certification, as updated from time to time in accordance with this Agreement, is accurate, complete and correct in all respects as of the Effective Date and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Beneficial Ownership Certification is one of the Loan Documents.
(s)The Borrower is not an Affected Financial Institution.
(t)None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the making of any Advance and the issuing of any Letter of Credit, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
(u)The Borrower hereby represents and warrants to the Lenders that all information about its sustainability initiatives or strategy, including, without limitation, the Carbon Intensity (including the Energy Efficiency and Distributed Generation Amounts), the OSHA Incident Amount and any thresholds or targets with respect thereto, which have been or may be provided to the Agent, any Co-Sustainability Structuring Agent or any Lender by or on behalf of it, or which have been or may be approved by it (collectively, including the Pricing Certificate, the “Sustainability-Related Information”), is true and accurate in all material respects as of the date it is provided or approved and as of the date (if any) of which it is stated. These representations and warranties are deemed to be made by the Borrower daily by reference to the facts and circumstances then existing commencing on the Effective Date and continuing until this Agreement terminates; provided that it is understood and agreed that any breach of this Section 4.01(u) shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any Advance or the issuance of any Letter of Credit.
Article V

COVENANTS OF THE BORROWER
Section 1.01Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower shall:
(a)Compliance with Laws, Etc. (i) Comply, and cause each of its Material Subsidiaries to comply, in all material respects, with all applicable Laws of Governmental Authorities, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, unless the failure to so comply is not reasonably likely to have a Material Adverse Effect and (ii) comply at all times with the 2022 Order, any Subsequent Order, Arizona Revised Statutes, Section 40-302 and all similar or comparable Laws, orders, decrees, writs, injunctions or determinations of any Governmental Authority relating to the incurrence or maintenance of Indebtedness by the Borrower, such compliance to include, without limitation, compliance with the PATRIOT Act, all applicable orders, rules and regulations of OFAC, the FCPA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and other Anti-Corruption Laws, except (other than in the case of the PATRIOT Act, the applicable orders, rules and regulations of OFAC, or the FCPA, or any similar applicable laws) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes imposed upon it or upon its property;

provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Tax (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP or (ii) if the failure to pay such Tax is not reasonably likely to have a Material Adverse Effect.
(c)Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.
(d)Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises (other than “franchises” as described in Arizona Revised Statutes, Section 40-283 or any successor provision) reasonably necessary in the normal conduct of its business, if the failure to maintain such rights or privileges is reasonably likely to have a Material Adverse Effect, and will use its commercially reasonable efforts to preserve and maintain such franchises reasonably necessary in the normal conduct of its business, except that (i) the Borrower from time to time may make minor extensions of its lines, plants, services or systems prior to the time a related franchise, certificate of convenience and necessity, license or permit is procured, (ii) from time to time communities served by the Borrower may become incorporated and considerable time may elapse before such a franchise is procured, (iii) certain such franchises may have expired prior to the renegotiation thereof, (iv) certain minor defects and exceptions may exist which, individually and in the aggregate, are not material and (v) certain franchises, certificates, licenses and permits may not be specific as to their geographical scope; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b).
(e)Visitation Rights. At any reasonable time and from time to time, permit and cause each of its Subsidiaries to permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors; provided, however, that the Borrower and its Subsidiaries reserve the right to restrict access to any of its properties in accordance with reasonably adopted procedures relating to safety and security; and provided further that the costs and expenses incurred by such Lender or its agents or representatives in connection with any such examinations, copies, abstracts, visits or discussions shall be, upon the occurrence and during the continuation of a Default, for the account of the Borrower and, in all other circumstances, for the account of such Lender.
(f)Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in a manner that permits the preparation of financial statements in accordance with GAAP.
(g)Maintenance of Properties, Etc. Keep, and cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), if the failure to do so is reasonably likely to have a Material Adverse Effect, it being understood that this covenant relates only to the working order and condition of such properties and shall not be construed as a covenant not to dispose of properties.
(h)Reporting Requirements. Furnish to the Agent:
(i)as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 2023, (A) for each such fiscal quarter of the Borrower, Consolidated statements of income and cash flows of the Borrower for such fiscal quarter and the related Consolidated balance sheet of the Borrower as of the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding fiscal quarter in (or, in the case of the balance sheet, as of the end of) the preceding fiscal year and (B) for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, Consolidated statements of income and cash flows of the Borrower for such period setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year; provided that so long as the Borrower remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Borrower may provide, in satisfaction of the requirements of this first sentence of this Section 5.01(h)(i), its report on Form 10-Q for such fiscal quarter.  Each set of financial statements provided under this Section 5.01(h)(i) shall be accompanied by a certificate of an Authorized Officer, which certificate shall state that said Consolidated financial statements fairly present in all material respects the Consolidated financial condition and results of operations and cash flows of the Borrower in accordance with GAAP (except as disclosed therein), as at the end of, and for, such period (subject to normal year-end audit adjustments) and shall set forth reasonably detailed calculations demonstrating compliance with Section 5.03;
(ii)as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2023, audited Consolidated statements of income and cash flows of the Borrower for such year and the related Consolidated balance sheet of the Borrower as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year; provided that, so long as the Borrower remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Borrower may provide, in satisfaction of the requirements of this first sentence of this Section 5.01(h)(ii), its report on Form 10-K for such fiscal year. Each set of financial statements provided pursuant to this Section 5.01(h)(ii) shall be accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said Consolidated financial statements fairly present in all material respects the Consolidated financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year, in accordance with GAAP (except as disclosed therein) and (B) a certificate of an Authorized Officer, which certificate shall set forth reasonably detailed calculations demonstrating compliance with Section 5.03;
(iii)as soon as possible and in any event within five days after any Authorized Officer of the Borrower knows of the occurrence of each Default continuing on the date of such statement, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;
(iv)promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and registration statements on Form S-8 or its equivalent) that the Borrower or any Subsidiary files with the Securities and Exchange Commission;
(v)promptly after an Authorized Officer becomes aware of the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f), except, with respect to any matter referred to in Section 4.01(f)(ii), to the extent disclosed in a report on Form 8-K, Form 10-Q or Form 10-K of the Borrower;
(vi)promptly after (A) any amendment or modification of the 2022 Order, (B) any amendment or modification of Arizona Revised Statutes, Section 40-302, or the promulgation, amendment or modification of any successor or similar statute, or (C) the promulgation, amendment or modification of any Subsequent Order by the Arizona Corporation Commission or any successor thereto, in any case if such amendment, modification or promulgation could affect the validity or enforceability of the indebtedness of the Borrower pursuant to this Agreement, a copy thereof;
(vii)promptly after an Authorized Officer becomes aware of the occurrence thereof, notice of any change by Moody’s or S&P of its respective Public Debt Rating or of the cessation

(or subsequent commencement) by Moody’s or S&P of publication of their respective Public Debt Rating;
(viii)promptly after the occurrence thereof, notice of the occurrence of any ERISA Event, together with (x) a written statement of an Authorized Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or an ERISA Affiliate with respect to such ERISA Event;
(ix)as soon as possible and in any event within five days after any Authorized Officer of the Borrower knows of the occurrence thereof, notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(x)promptly following request therefor, (a) such information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws; (b) confirmation of the accuracy of the information set forth in the most recent Beneficial Ownership Certification provided to the Agent and Lenders; or (c) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.
Information required to be delivered pursuant to Section 5.01(h)(i), Section 5.01(h)(ii) and Section 5.01(h)(iv) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Agent that such information has been posted on PWCC’s website on the Internet at www.pinnaclewest.com, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 5.01(h)(i) or Section 5.01(h)(ii) and (ii) the Borrower shall deliver paper copies of the information referred to in Section 5.01(h)(i), Section 5.01(h)(ii), and Section 5.01(h)(iv) to any Lender which requests such delivery.
(i)Change in Nature of Business. Conduct the same general type of business conducted on the date hereof.
(j)Sustainability-Related Information.
(i)The Borrower agrees to furnish the Agent (and the Borrower authorizes the Agent to furnish to the Lenders) with all Sustainability-Related Information and to provide such access to the directors, officers, employees and advisers of the Borrower and its Affiliates (together “Representatives”), in each case as the Agent may reasonably request. In addition, the Borrower shall ensure that the Representatives are available, upon the Agent’s reasonable request, to discuss the Sustainability-Related Information. The Borrower acknowledges and agrees that the Agent and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability-Related Information furnished by the Borrower or its Affiliates to the Agent or approved by the Borrower for use in connection with this Agreement and that neither the Agent nor any Lender assumes any responsibility or has any liability therefor or has an obligation to conduct any appraisal of any Sustainability-Related Information.
(ii)The Borrower shall:
(A)within five Business Days after the Borrower’s determination that there was a Pricing Certificate Inaccuracy, deliver written notice to the Agent thereof;
(B)promptly notify the Agent (and the Agent shall promptly notify the Lenders thereof) of (A) any change in the Borrower’s sustainability strategy or initiatives or its internal policies related to sustainability, including any relevant comments or changes from a third party opinion provider, consultant or auditor, (B) if any Sustainability-Related Information furnished by the Borrower or any of its Affiliates to the Agent or approved by the Borrower or its Affiliates is or becomes inaccurate, untrue, incomplete or misleading and (C) the appointment of any successor Sustainability Metric Verifier; and
(C)supplement the Sustainability-Related Information promptly from time to time to ensure that the representations and warranties made under Section 4.01 are true, correct and complete as of the date when such Sustainability-Related Information is supplemented and/or the representations and warranties are deemed to be made;
provided that it is understood and agreed that any breach of this Section 5.01(j) shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit.
Section 1.02Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower shall not:
(a)Liens, Etc. Create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, other than:
(i)Permitted Liens;
(ii)Liens upon or in, or conditional sales agreements or other title retention agreements with respect to, any real or personal property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property, or the construction of or improvements to such property, or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such property to be subject to such Liens (including any Liens placed on such property within 180 days after the latest of the acquisition, completion of construction or improvement of such property), or Liens existing on such property at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals, refundings or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the property being acquired, constructed or improved and proceeds, improvements and replacements thereof and no such extension, renewal, refunding or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed, refunded or replaced;
(iii)assignments of the right to receive income, and Liens on property, of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower;
(iv)Liens with respect to the leases and related documents entered into by the Borrower in connection with PVNGS Unit 2 and Liens with respect to the leased interests and related rights if the Borrower reacquires ownership in any of those interests or acquires any of the equity or owner participants’ interests in the trusts that hold title to such leased interests, whether or not it also directly assumes the Sale Leaseback Obligation Bonds, and Liens on the Borrower’s interests in the trusts that hold title to such leased interests and related rights in the event that the Borrower acquires any of the equity or owner participants’ interests in such trusts pursuant to a “special transfer” under the Borrower’s existing PVNGS Unit 2 sale and leaseback transactions and any Liens resulting or deemed to have resulted if the PVNGS Unit 2 leases are required to be accounted for as capital leases in accordance with GAAP;
(v)other assignments of the right to receive income and Liens securing Indebtedness or claims in an aggregate principal amount not to exceed 20% of the Borrower’s total assets as stated on the most recent balance sheet of the Borrower provided pursuant to Section 4.01(e)(i) or 5.01(h)(ii) hereof at any time outstanding; and
(vi)the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.
(b)Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Material Subsidiary of the Borrower may merge or consolidate with or into any other Material Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into the Borrower or any Material Subsidiary of the Borrower and (iii) the Borrower or any Material Subsidiary may merge with any other Person so long as the Borrower or such Material Subsidiary is the surviving corporation, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
(c)Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets to any Person other than the Borrower or any Subsidiary of the Borrower, except (i) dispositions in the ordinary course of business, including, without limitation, sales or other dispositions of electricity and related and ancillary services, other commodities, emissions credits and similar mechanisms for reducing pollution, and damaged, obsolete, worn out or surplus property no longer required or useful in the business or operations of the Borrower or any of its Subsidiaries, (ii) sale or other disposition of patents, copyrights, trademarks or other intellectual property that are, in the Borrower’s reasonable judgment, no longer economically practicable to maintain or necessary in the conduct of the business of the Borrower or its Subsidiaries and any license or sublicense of intellectual property that does not interfere with the business of the Borrower or any Material Subsidiary, (iii) in a transaction authorized by subsection (b) of this Section, (iv) individual dispositions occurring in the ordinary course of business which involve assets with a book value not exceeding $5,000,000, (v) sales, leases, transfers or dispositions of assets during the term of this Agreement having an aggregate book value not to exceed 30% of the total of all assets properly appearing on the most recent balance sheet of the Borrower provided pursuant to Section 4.01(e)(i) or Section 5.01(h)(ii) hereof, (vi) at any time following the consummation of the Four Corners Acquisition, which occurred on December 30, 2013, and the closure by the Borrower of Units 1, 2 and 3 of the Four Corners Power Plant near Farmington, New Mexico, as described in the SEC Reports, disposition of all or any portion of the Borrower’s interests in such Units 1, 2 and 3, and (vii) any Lien permitted under Section 5.02(a).
Section 1.03Financial Covenant. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower will maintain a ratio of (a) Consolidated Indebtedness to (b) the sum of Consolidated Indebtedness plus Consolidated Net Worth of not greater than 0.65 to 1.0.
Article VI

EVENTS OF DEFAULT
Section 1.01Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)The Borrower shall fail to pay when due (i) any principal of any Advance, (ii) any drawing under any Letter of Credit, or (iii) any interest on any Advance or any other fees or other amounts payable under this Agreement or any other Loan Documents, and (in the case of this clause (iii) only), such failure shall continue for a period of three Business Days; or

(b)Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any certificate or other document delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or furnished (other than, for the avoidance of doubt, any Pricing Certificate Inaccuracy; provided that the Borrower complies with Section 1.06(d) with respect to such Pricing Certificate Inaccuracy); or
(c)(i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.17, Section 5.01(d) (as to the corporate existence of the Borrower), Section 5.01(h)(iii), Section 5.01(h)(vi), Section 5.02 or Section 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in Section 5.01(e) if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or
(d)(i) The Borrower or any of its Material Subsidiaries shall fail to pay (A) any principal of or premium or interest on any Indebtedness that is outstanding in a principal amount of at least $35,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder), or (B) an amount, or post collateral as contractually required in an amount, of at least $35,000,000 in respect of any Hedge Agreement, of the Borrower or such Material Subsidiary (as the case may be), in each case, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Hedge Agreement; or (ii) any event of default shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or
(e)The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest in respect of any operating lease in respect of which the payment obligations of the Borrower have a present value of at least $35,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in such operating lease, if the effect of such failure is to terminate, or to permit the termination of, such operating lease; or
(f)The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or
(g)Judgments or orders for the payment of money that exceeds any applicable insurance coverage (the insurer of which shall be rated at least “A” by A.M. Best Company) by more than $35,000,000 in the aggregate shall be rendered against the Borrower or any Material Subsidiary and such judgments or orders shall continue unsatisfied or unstayed for a period of 45 days; or
(h)(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the equity securities of PWCC entitled to vote for members of the board of directors of PWCC; or (ii) during any period of 24 consecutive months, a majority of the members of the board of directors of PWCC cease (other than due to death or disability) to be composed of individuals (A) who were members of that board on the first day of such period, (B) whose election or nomination to that board was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or (C) whose election or nomination to that board was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board; or (iii) PWCC shall cease for any reason to own, directly or indirectly, 80% of the Voting Stock of the Borrower; or
(i)(i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $35,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $35,000,000;
then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, (i) declare the obligation of each Lender to make Advances (other than L/C Advances) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, (A) the obligation of each Lender to make Advances (other than L/C Advances) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable Law.
Section 1.02Actions in Respect of Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, (a) make demand upon the Borrower to, and forthwith upon such demand the Borrower will Cash Collateralize the aggregate Available Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders, provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, the Borrower will Cash Collateralize the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or interest of any Person other than the Agent, the Issuing Banks and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that are free and clear of any such right and interest. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable Law, or each Lender to the extent such Lender has funded a Revolving Advance in respect of such Letter of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Banks and the Lenders, a Lien upon and security interest in the L/C Cash Deposit Account and all amounts held therein from time to time as security for the L/C Obligations, and for application to the Borrower’s reimbursement obligations as and when the same shall arise. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be promptly returned to the Borrower.
Article VII

THE AGENT
Section 1.01Appointment and Authority. Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean the Issuing Banks) hereby irrevocably appoints Barclays to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 7.06, the provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any of its Affiliates shall have rights as a third party beneficiary of any of such provisions.
Section 1.02Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
Section 1.03Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 6.01 and Section 8.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Lender.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan

Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
Section 1.04Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Advance or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
Section 1.05Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Section 1.06Resignation of Agent. The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower so long as no Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 45 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be as agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 1.07Non-Reliance on Agent, Co-Sustainability Structuring Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Co-Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Co-Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, each Issuing Bank and the Borrower also acknowledges and agrees that (a) none of the Agent, any Co-Sustainability Structuring Agent or any Arranger, acting in such capacities have made any assurances as to (i) whether the terms and conditions of this Agreement and the other Loan Documents meets such Lender’s or Issuing Bank’s criteria or expectations with regard to environmental impact and sustainability performance, (ii) whether any characteristics of this Agreement and the other Loan Documents, including the characteristics of the Carbon Intensity (including the Energy Efficiency and Distributed Generation Amounts), the OSHA Incident Amount or any thresholds or targets with respect thereto to be determined in connection with any increase or decrease in the Applicable Rate, including the Borrower’s environmental and sustainability criteria, meet any industry standards or market expectations for sustainability-linked credit facilities or (iii) whether the Carbon Intensity (including the Energy Efficiency and Distributed Generation Amounts), the OSHA Incident Amount or thresholds or targets with respect thereto will be attainable or able to be maintained by the Borrower, and (b) each such Lender and Issuing Bank has performed its own independent investigation and analysis of this Agreement and the other Loan Documents and whether this Agreement and the other Loan Documents meet such Lender’s or such Issuing Bank’s criteria or expectations with regard to environmental impact and/or sustainability performance.
Section 1.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents, Co-Sustainability Structuring Agents, Co-Documentation Agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.
Section 1.09Issuing Banks. Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities provided in this Article VII (other than Section 7.02) to the same extent as such provisions apply to the Agent.
Section 1.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Agent or the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)The Agent and each Arranger hereby inform the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Advances, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 1.11Erroneous Payments.
(a)Each Lender and each Issuing Bank (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Agent notifies such Lender or Issuing Bank that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or Issuing Bank (any of the foregoing, a “Payment Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.
(b)Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)Any Payment required to be returned by a Payment Recipient under this Section shall be made in same-day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(d)The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower.
(e)Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 1.12Exculpatory Provisions Regarding Sustainability-Related Information. Neither the Agent nor any Co-Sustainability Structuring Agent nor any Arranger (x) shall have any duty to ascertain, inquire into or otherwise independently verify any Sustainability-Related Information or any other information or materials provided by the Borrower and used in connection with the sustainability provisions of the credit facility described in this Agreement, including with respect to the Carbon Intensity (including the Energy Efficiency and Distributed Generation Amounts), the OSHA Incident Amount and any thresholds or targets with respect thereto, and (y) shall have any responsibility for (or liability in respect of) the completeness or accuracy of any such information. Each party hereto hereby agrees that neither the Agent nor any Co-Sustainability Structuring Agent nor any Arranger shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any Sustainability Margin Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate or notice as to a Pricing Certificate Inaccuracy (and the Agent and the Co-Sustainability Structuring Agents may rely conclusively on any such certificate or notice, without further inquiry).
Article VIII

MISCELLANEOUS
Section 1.01Amendments, Etc. Except as provided in Section 2.08(c) with respect to alternate rates of interest and Section 2.21 with respect to the extension of the then-existing Termination Date, no amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall

(a)unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Advance or the Borrower’s obligations to reimburse any drawing on a Letter of Credit, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder (other than fees payable to the Agent, the Arrangers, any Issuing Bank or the Swingline Lender, if any, for their own respective accounts), (ii) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Advance, extend the time of payment of any obligation of the Borrower to reimburse any drawing on any Letter of Credit or any interest thereon, extend the expiry date of any Letter of Credit beyond the Letter of Credit Expiration Date, or extend the time of payment of any fees hereunder (other than fees payable to the Agent, the Arrangers, any Issuing Bank or the Swingline Lender, if any, for their own respective accounts), or (iii) reinstate or increase any Revolving Credit Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 3.02 or of any Default, if agreed to by the Required Lenders or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase);
(b)unless agreed to by all of the Lenders, (i) reduce the percentage of the aggregate Revolving Credit Commitments or of the aggregate unpaid principal amount of the Advances, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder or under any other Loan Document (including as set forth in the definition of “Required Lenders”), (ii) change any other provision of this Agreement or any of the other Loan Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge or termination thereof or any consent to any departure by the Borrower therefrom, or (iii) change or waive any provision of Section 2.15, any other provision of this Agreement or any other Loan Document requiring pro rata treatment of any Lenders, or this Section 8.01 or Section 2.19(b); and
(c)unless agreed to by the Issuing Banks, the Swingline Lender, if any, or the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Banks, the Swingline Lender, if any, or the Agent, as applicable, hereunder or under any of the other Loan Documents.
(d)Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) pursuant to an increase in the Revolving Credit Commitment pursuant to Section 2.18 with only the consents prescribed by such Section.
(e)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, each Issuing Bank and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 8.07, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.11 and Section 2.14, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 8.04(e) had the Advances of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
Section 1.02Notices, Etc.
(a)All notices and other communications provided for hereunder shall be either (x) in writing (including facsimile communication) and mailed, faxed or delivered or (y) as and to the extent set forth in Sections 8.02(b) and (c) and in the proviso to this Section 8.02(a), if to the Borrower, at the address specified on Schedule 8.02; if to any Lender, at its Domestic Lending Office; if to the Agent, at the address specified on Schedule 8.02; if to the Swingline Lender, at the address specified by the Swingline Lender to the Borrower and the Agent, and if to any Issuing Bank, at the address specified on Schedule 8.02 or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed or faxed, be effective when deposited in the mails or faxed, respectively, except that notices and communications to the Agent pursuant to Article II, Article III or Article VIII shall not be effective until received by the Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). Upon request of the Borrower, the Agent will provide to the Borrower (i) copies of each Administrative Questionnaire or (ii) the address of each Lender.
(b)Notices and other communications to the Lenders, the Agent and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent and agreed to by the Borrower, provided that the foregoing shall not apply to notices to any Lender or the Issuing Banks pursuant to Article II if such Lender or the Issuing Banks, as applicable, has notified the Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent and the Borrower otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Borrower agrees that the Agent may make materials delivered to the Agent pursuant to Section 5.01(h)(i), Section 5.01(h)(ii) and Section 5.01(h)(iv), as well as any other written information, documents, instruments and other material relating to the Borrower or any of its Subsidiaries and relating to this Agreement, the Notes or the transactions contemplated hereby, or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.
(d)Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by e-mail, facsimile or mail. Each Lender agrees (i) to notify the Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
(e)The Borrower hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arrangers and the Lenders to treat such Communications as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States of America federal and state securities laws; (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Agent and the Arrangers shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Communications “PUBLIC.” Notwithstanding anything to the contrary herein, the Borrower and the Agent need not provide to any Public Lender any information, notice, or other document hereunder that is not public information, including without limitation, the Notice of Borrowing and any notice of Default.
Section 1.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Bank or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Article VI for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 8.05 (subject to the terms of Section 2.15), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Article VI and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 1.04Costs and Expenses; Indemnity; Damage Waiver.
(a)The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the administration, modification and amendment of this Agreement, the Notes and the other Loan Documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of one law firm acting as counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Loan Documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).
(b)The Borrower agrees to indemnify and hold harmless the Agent (and any sub-agent thereof), each Lender, each Arranger, the Co-Syndication Agents, the Co-Sustainability Structuring Agents, the Co-Documentation Agents and each Related Party of any of the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith, whether based on contract, tort or any other theory), (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of any Advance or Letter of Credit (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), in each case, whether or not the transactions contemplated herein or therein are consummated, or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent (a) such fees and expenses are expressly stated in this Agreement to be payable by the Indemnified Party, included expenses payable under Section 2.14, Section 5.01(e) and Section 8.07(b) or (b) such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or material breach of its obligations under this Agreement, in which case any fees and expenses previously paid or advanced by the Borrower to such Indemnified Party in respect of such indemnified obligation will be returned by such Indemnified Party. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated, provided that if the Borrower and such Indemnified Party are adverse parties in any such litigation or proceeding, and the Borrower prevails in a final, non-appealable judgment by a court of competent jurisdiction, any amounts under this Section 8.04(b) previously paid or advanced by the Borrower to such Indemnified Party pursuant to this Section 8.04(b) will be returned by such Indemnified Party.
(c)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity.
(d)Without limiting the rights of indemnification of the Indemnified Parties set forth in this Agreement with respect to liabilities asserted by third parties, each party hereto also agrees not to assert any claim for special, indirect, consequential or punitive damages against the other parties hereto, or any Related Party of any party hereto, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or the Letters of Credit. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including Intralinks, SyndTrak or similar systems) in connection with this Agreement or the other Loan Documents, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent such damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(e)If any payment of principal of, or Conversion of, any Term SOFR Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Revolving Advance, as a result of a payment or Conversion pursuant to Section 2.08, Section 2.10 or Section 2.12, acceleration of the maturity of the Revolving Advances pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Revolving Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 2.19, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Revolving Advance.
(f)Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Section 2.02(c), Section 2.11, Section 2.14 and Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.
Section 1.05Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or Issuing Bank, whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or such Note and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. Each Lender and each Issuing Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.
Section 1.06Effectiveness; Binding Effect. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders (and any purported assignment without such consent shall be null and void).
Section 1.07Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender (and any purported assignment or transfer without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Any Lender may at any time assign to one or more assignees (other than to an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment, Swingline Exposure and the Revolving Advances (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Revolving Advances at the time owing to it or in the case of an assignment to a Lender, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Revolving Advances outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Revolving Advances of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to which such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Advances, L/C Obligations, Swingline Exposure or the Revolving Credit Commitment assigned, and each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received written notice thereof) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender;
(C)    the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; and
(D)    the consent of the Swingline Lender, if any, (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under Swingline Advances (whether or not then outstanding).

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that no such fee shall be payable in the case of an assignment made at the request of the Borrower to an existing Lender. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.
(v)No Assignment to Ineligible Institutions. No such assignment shall be made to any Ineligible Institution.
Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section and notice thereof to the Borrower, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.11, Section 2.14 and Section 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Agent shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Advances and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than an Ineligible Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment, Swingline Exposure and/or the Revolving Advances (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, any Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, any Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification addressing the matters set forth in clause (iv) above to the extent subject to such participation. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.11, Section 2.14 and Section 8.04(e) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Advances or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.11 or Section 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Resignation as an Issuing Bank after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank assigns all of its Revolving Credit Commitment and Revolving Advances pursuant to subsection (b) above, such Issuing Bank may, upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Bank. If any Issuing Bank resigns, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Advances or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
(h)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.
Section 1.08Confidentiality. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Borrower furnished to the Agent or the Lenders by the Borrower (such information being referred to collectively herein as the “Borrower Information”), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its Affiliates’ employees, officers, directors, agents and advisors having a need to know in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority or self-regulatory body, (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement,

(v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.08, (A) to any assignee or participant or prospective assignee or participant, (B) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement and (C) to any credit insurance provider relating to the Borrower and its Obligations, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.08 by the Agent or such Lender or their Related Parties, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Borrower (provided that the source of such information was not known by the recipient after inquiry to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Borrower or any other Person with respect to such information) and (viii) with the consent of the Borrower. The obligations under this Section 8.08 shall survive for two calendar years after the date of the termination of this Agreement.
Section 1.09Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the Laws of the State of New York.
Section 1.10Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any Loan Documents shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
Section 1.11Jurisdiction, Etc.
(a)Each of the parties hereto hereby submits to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by Law, in such federal court.
(b)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State court or federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 1.12Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent, any Issuing Bank or any Lender, or the Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor

Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 1.13Patriot Act and Beneficial Ownership Regulation. The Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each borrower (including the Borrower), guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and such Lender in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation.
Section 1.14Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE ACTIONS OF THE BORROWER, THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
Section 1.15No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Agent, each Co-Sustainability Structuring Agent, each Co-Syndication Agent, each Co-Documentation Agent, each of the Lenders and each of the Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agent, each Co-Sustainability Structuring Agent, each Co-Syndication Agent, each Co-Documentation Agent, the Lenders and the Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Agent, any Co-Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent nor any Lender or Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Agent, any Co-Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent or any Lender or Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Agent, any Co-Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent nor any Lender or Arranger has any obligation to the Borrower with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agent, each Co-Sustainability Structuring Agent, each Co-Syndication Agent, each Co-Documentation Agent, each of the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent, any Co-Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent nor any Lender or Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agent, each Co-Sustainability Structuring Agent, each Co-Syndication Agent, each Co-Documentation Agent and each Lender and Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Agent, each Co-Sustainability Structuring Agent, each Co-Syndication Agent, each Co-Documentation Agent and each Lender and Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Loan Documents.
Section 1.16Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent, each Co-Sustainability Structuring Agent, each Co-Syndication Agent, each Co-Documentation Agent and each Lender, regardless of any investigation made by the Agent, any Co-Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Advance or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 1.17Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 1.18Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 1.19Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any

Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to an Affected Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 8.19, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ARIZONA PUBLIC SERVICE COMPANY
By    /s/ Paul Mountain
Name:    Paul Mountain
Title:    Vice President and Treasurer

ADMINISTRATIVE AGENT:    BARCLAYS BANK PLC, as Agent, Co-Sustainability     Structuring Agent, Issuing Bank and Lender

By    /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

MIZUHO BANK, LTD., as Co-Syndication Agent, Co-Sustainability Structuring Agent, Issuing Bank and Lender

By    /s/Edward Sacks
Name:    Edward Sacks
Title:    Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent, Issuing Bank and Lender

By    /s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Director

LENDERS:    BANK OF AMERICA, N.A., as a Lender and as an Issuing Bank

By    /s/ Christopher J. Heitker
Name:    Christopher J. Heitker
Title:    Director

LENDERS:        JPMORGAN CHASE BANK, N.A., as a Lender and as an Issuing Bank

By    /s/ Khawaja Tariq
Name:    Khawaja Tariq
Title:    Vice President

LENDERS:    MUFG BANK, LTD, as a Lender and as an Issuing Bank

By    /s/ Matthew Bly
Name:    Matthew Bly
Title:    Director

LENDERS:                    PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as an Issuing Bank

By    /s/ Ingrid J. Pavilanis
Name:    Ingrid J. Pavilanis
Title:    Vice President

LENDERS:    TRUIST BANK, as a Lender and as an Issuing Bank

By    /s/ Catherine Strickland
Name:    Catherine Strickland
Title:    Vice President

LENDERS:    BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By    /s/ Michael Cummings
Name:    Michael Cummings
Title:    Managing Director

LENDERS:    THE BANK OF NOVA SCOTIA, as a Lender

By    /s/ David Dewar
Name:    David Dewar
Title:    Director

LENDERS:    CITIBANK, N.A., as a Lender

By    /s/ Hans Lin
Name:    Hans Lin
Title:    Director

LENDERS:    ROYAL BANK OF CANADA, as a Lender

By    /s/ Martina Wellik
Name:    Martina Wellik
Title:    Authorized Signatory

LENDERS:    TD BANK, N.A., as a Lender

By    /s/ Bernadette Collins
Name:    Bernadette Collins
Title:    Senior Vice President

LENDERS:    U.S. BANK NATIONAL ASSOCIATION, as a Lender

By    /s/ Eugene Butera
Name:    Eugene Butera
Title:    Vice President

SCHEDULE 1.01(a)
COMMITMENTS AND RATABLE SHARES

Bank	Revolving Credit Commitment	Ratable Share
Barclays Bank PLC	$102,586,206.86	8.21%
Mizuho Bank, Ltd.	$102,586,206.90	8.21%
Wells Fargo Bank, National Association	$102,586,206.90	8.21%
Bank of America, N.A.	$102,586,206.90	8.21%
JPMorgan Chase Bank, N.A.	$102,586,206.90	8.21%
MUFG Bank, Ltd.	$102,586,206.90	8.21%
PNC Bank, National Association	$102,586,206.90	8.21%
Truist Bank	$102,586,206.90	8.21%
Bank of Montreal, Chicago Branch	$71,551,724.14	5.72%
The Bank of Nova Scotia	$71,551,724.14	5.72%
Citibank, N.A.	$71,551,724.14	5.72%
Royal Bank of Canada	$71,551,724.14	5.72%
TD Bank, N.A.	$71,551,724.14	5.72%
U.S. Bank National Association	$71,551,724.14	5.72%
TOTAL	$1,250,000,000.00	100.000000000%

SCHEDULE 1.01(b)
SUSTAINABILITY TABLE

KPI Metric	Annual Sustainability Targets: Carbon Intensity Targets and OSHA Incident Targets
Reference Year	2022	2023	2024	2025	2026	2027
Carbon Intensity Target (Minimum)	592	606	596	545	494	446
Carbon Intensity Target (Maximum)	723	741	728	666	604	545
OSHA Incident Target (Minimum)	31	31	31	31	31	31
OSHA Incident Target (Maximum)	37	37	37	37	37	37

The OSHA Incident Amount for the fiscal year ending December 31, 2020 is 25, excluding COVID-19.
The OSHA Incident Amount for the fiscal year ending December 31, 2021 is 40.

SCHEDULE 4.01(j)
SUBSIDIARIES1

Bixco, Inc.
Axiom Power Solutions, Inc.
PWE Newco, Inc.
1 The Borrower’s three nuclear decommissioning trusts relating to PVNGS may also be deemed to be subsidiaries under a literal reading of the definition.

SCHEDULE 4.01(k)
EXISTING INDEBTEDNESS

None.

SCHEDULE 8.02
CERTAIN ADDRESSES FOR NOTICES

BORROWER:
Arizona Public Service Company
400 North 5th Street
Mail Station 9040
Phoenix, AZ 85004
Attention: Vice President and Treasurer
Telephone: (602) 250-4952
Telecopier: (602) 250-3920
Electronic: Paul.Mountain@pinnaclewest.com
with copies to: Susan.Lee@pinnaclewest.com

AGENT:
Agent’s Office
(for payments and Requests for Credit Extensions):
Barclays Bank PLC
400 Jefferson Park
Whippany, NJ 07891 USA
Attention: Prasanna Raj Nagarajan, Joseline Bastarrachea
Telephone: (201) 499-4628
Email: Prasannaraj.Nagarajan@barclays.com, Joseline.Bastarrachea@barclays.com with copies to:

Barclays Bank PLC
400 Jefferson Park
Whippany, NJ 07981 USA
Attention: Paul Casaccio
Telephone: (201) 499-2096
Email: Paul.Casaccio@barclays.com

Agent’s Account/Barclays Bank Agency Service Wiring Information
Barclays Bank PLC
New York, New York
ABA: 026002574
Account Number: 050-019104
Account Name: Clad Control Account
Ref: Pinnacle West Capital Corporation

Other Notices as Agent:
Barclays Bank PLC
400 Jefferson Park
Whippany, NJ 07981 USA
Attention: Paul Casaccio
Telephone: (201) 499-2096
Email: Paul.Casaccio@barclays.com

with copies to:

Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Attention: Bank Debt Management
Email: LTMNY@barclays.com

ISSUING BANKS:
Barclays Bank PLC
Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019 USA
Attn. Nnamdi Otudoh
Telephone: (212) 526-8527
Email: Nnamdi.Otudoh@barclays.com, xrabdmlcsupport@barclays.com

Mizuho Bank, Ltd.

Mizuho Bank, Ltd.
1800 Plaza Ten
Harborside Financial Ctr.
Jersey City, NJ 07311
Attention: Hyunsook (Sophia) Hwang
Telephone: 201-626-9416
Facsimile: 201-626-9941
Email: LAU_USCORP3@MIZUHOCBUS.COM

Wells Fargo Bank, National Association

Wells Fargo Bank, N.A.
Wholesale Loan Services
7711 Plantation Road
MAC R4058-010
Roanoke, VA  24019
Attention: Tammy Pentecost
Telephone: 540-759-3118
Facsimile: 866-270-7214
E-mail: tammy.pentecost@wellsfargo.com
With a cc to: sheila.shaffer@wellsfargo.com

Bank of America, N.A.

Bank of America, N.A.
620 S. Tryon Street
Charlotte, NC 28255-0001
Attention: Christopher J. Heitker
Telephone: (980) 388-0042
Facsimile: (980) 683-6339
E-mail: christopher.heitker@bofa.com

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.
8181 Communications Pkwy
Plano, TX 75024
Attention: Hamza Tariq
Telephone: (972) 324-2325
E-mail: hamza.tariq@jpmchase.com
With a cc to: gts.client.services@jpmchase.com

MUFG Bank, Ltd.

MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020-1104

Facsimile: 201-521-2304; 201-521-2305
E-Mail: 2015212304@njhr2163.btmna.com; irisuscb@us.mufg.jp

PNC Bank, National Association

PNC Bank, National Association
300 Fifth Ave.
Pittsburgh, PA 15222
Attention: Lynette Nyamwihura
Telephone: 440-546-8105
Facsimile: 877-717-9534
Email: ParticipationLA10BRV@pnc.com
with copies to:
PNC Bank, National Association
300 Fifth Ave.
Pittsburgh, PA 15222
Attention: Alex Rolfe
Mail Code: PT-PTWR-10-3
Telephone: 412-762-6218
Email: alex.rolfe@pnc.com

Truist Bank

Truist Securities, Inc.
Truist Bank
3333 Peachtree Road
Atlanta, GA 30326
Attention: Andrew Johnson
Telephone: (404) 439-7451
Facsimile: (404) 439-7470
E-mail: Andrew.johnson@truist.com

EXHIBIT A — FORM OF
PROMISSORY NOTE

______________, 20__

FOR VALUE RECEIVED, the undersigned, ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation (the “Borrower”), hereby promises to pay to the order of _______ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Advance from time to time made by the Lender to the Borrower pursuant to the Five-Year Credit Agreement dated as of April 10, 2023 among the Borrower, the Lender and certain other lenders parties thereto, Barclays Bank PLC, as Agent for the Lender and such other lenders, and the issuing banks and other agents party thereto (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on such date.
The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to the Agent for the account of the Lender in same day funds at the address and account specified on Schedule 8.02. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.
This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time the Lender’s Unused Commitment, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
ARIZONA PUBLIC SERVICE COMPANY

By
Name:
Title:
A-1

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

A-2

EXHIBIT B — FORM OF NOTICE OF
BORROWING

Barclays Bank PLC, as Agent
for the Lenders parties
to the Credit Agreement
referred to below

Attention: Loan Operations

[Date]

Ladies and Gentlemen:

The undersigned, Arizona Public Service Company, refers to the Five-Year Credit Agreement, dated as of April 10, 2023 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Barclays Bank PLC, as Agent for said Lenders and the Issuing Banks and other agents party thereto, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(i)    The Business Day of the Proposed Borrowing is ____________, 20___.
(ii)    The Type of Revolving Advances comprising the Proposed Borrowing is [Base Rate Advances] [Term SOFR Advances].
(iii)    The aggregate amount of the Proposed Borrowing is $_____________.
[(iv)    The initial Interest Period for each Term SOFR Advance made as part of the Proposed Borrowing is ___month[s].]
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(A)    the representations and warranties contained in Section 4.01 (other than Sections 4.01(k), 4.01(e)(ii) and 4.01(f)(ii)) of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;
(B)    no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default;
(C)    all required regulatory authorizations including the 2022 Order and/or any Subsequent Order in respect of the Proposed Borrowing have been obtained and are in full force and effect and, before and after giving effect to the Proposed Borrowing and to the application of
B-1

the proceeds therefrom, the Borrower is in compliance with the provisions of the applicable order; and
(D)    before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, the Indebtedness of the Borrower does not exceed that permitted by (i) applicable resolutions of the Board of Directors of the Borrower, (ii) applicable Arizona Laws, or (iii) the 2022 Order or any Subsequent Order, whichever is in force and effect at such time.
Very truly yours,
ARIZONA PUBLIC SERVICE COMPANY

By
Name:
Title:
B-2

EXHIBIT C — FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. Annex 1 attached hereto (the “Standard Terms and Conditions”) is hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date referred to below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. Assignee shall deliver (if it is not already a Lender) to the Agent an Administrative Questionnaire.
1.Assignor: ________________________________
2.Assignee: ________________________________
[and is an Affiliate of [identify Bank]2]
3.Borrower: Arizona Public Service Company
4.Agent: Barclays Bank PLC, as the administrative agent under the Credit Agreement
5.Credit Agreement: The Five-Year Credit Agreement dated as of April 10, 2023, by and among the Borrower, the Lenders party thereto, the Agent and the Issuing Banks and other agents party thereto.
6.Assigned Interest:

Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment[3]	CUSIP Number

$____________	$____________	___________%

[7. Trade Date: ]4
2 Select as applicable.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Banks thereunder.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: ___, 20___[TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]

By
Name:
Title:
[Consented to and]5 Accepted:
BARCLAYS BANK PLC, as Agent

By ___________________________
Name:
Title:

[Consented to:]6
[BARCLAYS BANK PLC, as Issuing Bank]

By ___________________________
Name:
Title:

5 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

[MIZUHO BANK, LTD., as Issuing Bank]

By ___________________________
Name:
Title:

[WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Bank]

By ___________________________
Name:
Title:

[BANK OF AMERICA, N.A., as Issuing Bank]

By ___________________________
Name:
Title:

[JPMORGAN CHASE BANK, N.A., as Issuing Bank]

By ___________________________
Name:
Title:

[MUFG BANK, LTD., as Issuing Bank]

By ___________________________
Name:
Title:

[PNC BANK, NATIONAL ASSOCIATION, as Issuing Bank]

By ___________________________
Name:
Title:

[TRUIST BANK, as Issuing Bank]

By ___________________________
Name:
Title:

ARIZONA PUBLIC SERVICE COMPANY

By ___________________________
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower of any of its obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under Section 8.07 of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 4.01(e) or delivered pursuant to Section 5.01(h), as applicable, thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a foreign lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. The words “execution,” “signed,” “signature,” and words of like import in this Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

EXHIBIT D — FORM OF PRICING CERTIFICATE

Barclays Bank PLC, as Agent
for the Lenders parties
to the Credit Agreement
referred to below

Attention: Loan Operations

[Date]

Ladies and Gentlemen:

Please refer to the Five-Year Credit Agreement, dated as of April 10, 2023 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among Arizona Public Service Company, as Borrower, certain Lenders party thereto, Barclays Bank PLC, as Agent for said Lenders and the Issuing Banks and other agents party thereto. This Pricing Certificate (this “Certificate”) is being delivered pursuant to Section 1.06 of the Credit Agreement.
The undersigned hereby certifies solely in [his/her] capacity as [insert title of officer] of the Borrower and not in an individual capacity (and without personal liability) that:
1.    I am the duly elected [insert title of officer] of the Borrower, and I am authorized to deliver this Certificate on behalf of the Borrower;
2.    The calculation of Carbon Intensity (including the Energy Efficiency and Distributed Generation Amounts), the OSHA Incident Amount and the Sustainability Margin Adjustment, in each case, for the 20[__] Reference Year, and attached hereto as Annex A, are true and correct as of the date hereof and evidences the Borrower’s qualification for a Sustainability Margin Adjustment (x) with respect to SOFR Advances and Base Rate Advances, equal to [____]% per annum and (y) with respect to the Commitment Fee, equal to  [____]% per annum.
3.    The public reporting of the information set forth on Annex A for such Reference Year can be found at the following website of PWCC: [____________________].
4.    Attached as Annex B hereto is a true and complete review report of the Sustainability Metric Verifier confirming that the Sustainability Metric Verifier is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with generally accepted industry standards.
Very truly yours,
ARIZONA PUBLIC SERVICE COMPANY

By    _________________
Name:    _________________
Title:    _________________

ANNEX A

Carbon Intensity, OSHA Incident Amount and the Sustainability Margin Adjustment

ANNEX B

Sustainability Metric Verifier Report